Agreement

Facility Agreement

Standard Gold Corp. Bullfrog Gold Corp. RMB Australia Holdings Limited RMB Resources Inc.

Contents

Table of contents

The agreement	1

Operative part	2

1	Definitions and interpretations	2

1.1	Definitions	2
1.2	Interpretations	22
1.3	Inclusive expressions	23
1.4	Business Day	23
1.5	Accounting Standards	23

2	Conditions precedent	23

2.1	Conditions precedent to the first Funding Portion	23
2.2	Conditions precedent to all Funding Portions	24
2.3	Certified copies	25
2.4	Benefit of conditions precedent	25

3	Commitment, purpose and availability of Facility	25

3.1	Provision of Commitment	25
3.2	Purpose	25
3.3	Cancellation of Commitment during Availability Period	25
3.4	Cancellation at end of Availability Period	26
3.5	Voluntary prepayment	26
3.6	Mandatory prepayment	26

4	Funding and rate setting procedures	26

4.1	Delivery of Funding Notice	26
4.2	Requirements for a Funding Notice	26
4.3	Irrevocability of Funding Notice	27
4.4	Amount of Funding Portions	27
4.5	Frequency of Funding Portions	27
4.6	Interest Periods	27
4.7	Determination of Funding Rate	27

5	Facility	27

5.1	Provision of Funding Portions	27
5.2	Repayment	28
5.3	Interest	28
5.4	Calculation of per annum interest rate	28
5.5	Market Disruption Event	28

6	Payments	29

6.1	Manner of payment	29
6.2	Payments on a Business Day	29
6.3	Payments in gross	29
6.4	Additional payments	29
6.5	Taxation deduction procedures	30

Contents

6.6	Tax Credit	30
6.7	Tax affairs	30
6.8	Amounts payable on demand	30
6.9	Appropriation of payments	30
6.10	Currency exchanges	31

7	Warrants	31

7.1	Grant	31
7.2	Issue of Warrants	31
7.3	Exercise of Warrants	31
7.4	Ranking of Shares and Warrants	32
7.5	Registration under Securities Laws	32
7.6	Approvals for issue of Shares	32

8	Representations and warranties	33

8.1	General representations and warranties	33
8.2	Projects representations and warranties	36
8.3	Survival and repetition of representations and warranties	37
8.4	Reliance by Finance Parties	38

9	Undertakings	38

9.1	Conduct of Projects	38
9.2	Projects Covenants	38
9.3	Environmental issues	39
9.4	Mineral Rights	39
9.5	Corporate and Project Budget	39
9.6	Provision of information and reports	40
9.7	Proper accounts	40
9.8	Notices to the Agent	40
9.9	Corporate existence	41
9.10	Proceeds Account	42
9.11	Listing Plan	42
9.12	Compliance	42
9.13	Maintenance of capital	42
9.14	Compliance with laws and Authorizations	42
9.15	ERISA	43
9.16	Payment of debts, outgoings and Taxes	43
9.17	Project Documents	43
9.18	Amendments to constitution	44
9.19	Negative pledge and disposal of assets	44
9.20	No change to business	44
9.21	Financial accommodation and Financial Indebtedness	45
9.22	Arm’s length transactions	45
9.23	Restrictions on Distributions and fees	45
9.24	Undertakings regarding Secured Property	45
9.25	Insurance	46
9.26	Newsboy Gold Project Option	48
9.27	Term of undertakings	48

10	Proceeds Account	49

10.1	Establishment of Proceeds Account	49
10.2	Flow of funds from Proceeds Account	49

Contents

11	Events of Default and Review Events	50

11.1	Events of Default	50
11.2	Effect of Event of Default	52
11.3	Transaction Parties to continue to perform	52
11.4	Enforcement	52
11.5	Review Event	53

12	Increased costs and illegality	53

12.1	Increased costs	53
12.2	Illegality	54
12.3	Reduction of Commitment	54
12.4	Patriot Act	54

13	Guaranty and indemnity	54

13.1	Guaranty	54
13.2	Payment	54
13.3	Securities for other money	55
13.4	Amount of Secured Moneys	55
13.5	Proof by Financier	55
13.6	Avoidance of payments	55
13.7	Indemnity for avoidance of Secured Moneys	56
13.8	No obligation to marshal	56
13.9	Non-exercise of Guarantor’s rights	56
13.10	Principal and independent obligation	56
13.11	Suspense account	57
13.12	Unconditional nature of obligations	57
13.13	No competition	59
13.14	Continuing guaranty	60
13.15	Variation	60
13.16	Judgments	60
13.17	Accession of Guarantors	60

14	Indemnities and Break Costs	61

14.1	General indemnity	61
14.2	Break Costs	62
14.3	Continuing indemnities and evidence of Loss	62

15	Fees, Tax, costs and expenses	62

15.1	Arrangement fee	62
15.2	Tax	62
15.3	Costs and expenses	63

16	Interest on overdue amounts	63

16.1	Payment of interest	63
16.2	Accrual of interest	63
16.3	Rate of interest	63

17	Assignment	64

17.1	Assignment by Transaction Party	64
17.2	Borrower obligation in registered form	64
17.3	Assignment by Finance Party	64
17.4	Assist	64

Contents

17.5	Lending Office	64
17.6	No increase in costs	64

18	Saving provisions	65

18.1	No merger of security	65
18.2	Exclusion of moratorium	65
18.3	Conflict	65
18.4	Consents	65
18.5	Principal obligations	65
18.6	Non-avoidance	66
18.7	Set-off authorized	66
18.8	Agent’s certificates and approvals	66
18.9	No reliance or other obligations and risk assumption	66
18.10	Power of attorney	67

19	General	67

19.1	Confidential information	67
19.2	Transaction Party to bear cost	67
19.3	Notices	68
19.4	Governing law and jurisdiction	68
19.5	Prohibition and enforceability	69
19.6	Waivers	69
19.7	Variation	69
19.8	Cumulative rights	69
19.9	Attorneys	69
19.10	Counterparts	69

Schedules

Notice Details	72

Bullfrog Gold Project	73

Newsboy Gold Project	74

Officer’s certificate	75

Funding Notice	77

Promissory Note	78

Warrant Certificate	80

Bullfrog Group Structure Diagram	88

Guarantor Assumption Agreement	89

Signing page	92

The agreement

Facility Agreement

Date ►                    December 10, 2012

Between the parties
Borrower	Standard Gold Corp. a corporation existing under the laws of Nevada of 897 Quail Run Drive, Grand Junction, CO 81505, United States of America (Borrower)
Guarantor	Bullfrog Gold Corp. a corporation existing under the laws of Delaware of 897 Quail Run Drive, Grand Junction, CO 81505, United States of America (Guarantor)
Financier	RMB Australia Holdings Limited ACN 003 201 214 of Level 13, 60 Castlereagh Street, Sydney, New South Wales 2000, Australia (Financier)
Agent	RMB Resources Inc. of 3500 S Wadsworth Blvd, Suite 405, Lakewood, Colorado 80235, United States of America (Agent)
Background	the Financier has agreed to provide the Facility to the Borrower on the terms of this agreement.
The parties agree	as set out in the operative part of this agreement, in consideration of, among other things, the mutual promises contained in this agreement.

Operative part

1	Definitions and interpretations

1.1	Definitions

The meanings of the terms used in this document are set out below.

Term	Meaning
Acceptable Exchange	any of: 1 TSX Venture Exchange; 2 Toronto Stock Exchange; 3 NYSE MKT (formerly known as NYSE Amex Equities); 4 NYSE-Euronex; or 5 any other exchange agreed upon between the Borrower and the Agent.
Accounting Standards	generally accepted accounting principles in the United States of America.
Affiliate
with respect to a Person:
1      any partner, officer, ten percent (10%) or more shareholder, manager, director, employee or managing agent of that Person or that Person’s Affiliates;
2      any spouse, parent, children or grandchildren (by birth or adoption) of that Person; and
3      any other Person (other than a Subsidiary):
•      that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, that Person;
•      that directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or partnership or other voting interest of that Person or any Subsidiary of that Person; or
10% or more of the voting stock or partnership or other voting interest of which is directly or indirectly beneficially owned or held by that Person or a Subsidiary of that Person.

Attorney	an attorney appointed under a Transaction Document.
Authorization
1      any consent, registration, filing, agreement, notice of non-objection, notarisation, certificate, licence, approval, permit, authority or exemption; and
2      in relation to anything which a Government Agency may prohibit or restrict within a specific period, the expiry of that period without intervention or action or notice of intended intervention or action.

Availability Period	the period commencing on Financial Close until 31 March 2014.
Bankruptcy Code	Title 11 of the United States Code as amended from time to time.
Borrower Security Agreement	the agreement entitled ‘Security Agreement’ dated on or about the date of this agreement granted by the Borrower in favour of the Finance Parties.
Break Costs
for any repayment or prepayment, the amount (if any) by which:
1      the interest on the amount repaid or prepaid which the Financier should have received under this agreement (had the repayment or prepayment not occurred), exceeds:
2      the return which that Financier would be able to obtain by placing the amount repaid or prepaid to it on deposit with a Reference Bank, in each case for the period from the date of repayment or prepayment until the last day of the then current Interest Period applicable to the repaid or prepaid amount.

Bullfrog Consent Letter
the consent letter dated 22 August 2012 of this agreement from the Borrower to Bullfrog Holding, Inc in relation to the Conveyance, Transfer and Assignment of Assets and Assumption of Obligations Agreement.

Bullfrog Gold Project	the project known as the Bullfrog Gold Project located approximately 120 miles NW of Las Vegas, Nevada, United States of America.
Bullfrog Gold Project Deed of Trust
the agreement entitled ‘Deed of Trust and Security Agreement with Assignment of Rents and Fixture Filing’ dated on or about the date of this agreement granted by the Borrower in favour of the Finance Parties in relation to the Mineral Rights for the Bullfrog Gold Project.

Bullfrog Group
the Borrower, the Guarantor and the Guarantor’s Subsidiaries as shown in the Group Structure Diagram, and any company which becomes a Subsidiary of the Guarantor after the date of this agreement and Bullfrog Group means any one of them.

Business Day
1      for the purposes of clause 19.3, a day on which banks are open for business in the city where the notice or other communication is received excluding a Saturday, Sunday or public holiday; and
2      for all other purposes, a day on which banks are open for business in Sydney, Australia and Denver, Colorado, excluding a Saturday, Sunday or public holiday.

Change in Law
any present or future law, regulation, treaty, order or official directive or request (which, if not having the force of law, would be complied with by a responsible financial institution) which:
1      commences, is introduced, or changes, after the date of this agreement; and
2      does not relate to a change in the effective rate at which Tax is imposed on the overall net income of a Finance Party.

Collateral Security
any present or future Encumbrance, Surety Obligation or other document or agreement created or entered into by a Transaction Party or any other person as security for, or to credit enhance, the payment of any of the Secured Moneys, including any further security granted under clause 9.24(b).

Commitment	the maximum aggregate amount agreed to be provided by the Financier under the Facility, being $4,200,000, as reduced or cancelled in accordance with this agreement.
Contamination	in respect of a property, the presence of Pollutants: 1 in, on or under the property; or 2 in the ambient air and emanating from the property.
Contested Tax	a Tax payable by a Transaction Party where the Transaction Party is contesting its liability to pay that Tax, and has reasonable grounds to do so.
Control
of a Person, includes the possession directly or indirectly of the power, whether or not having statutory, legal or equitable force, and whether or not based on statutory, legal or equitable rights, directly or indirectly, to do any of the following:
1      to control 50% or more of the total votes which might be cast at a general meeting of that Person;
2      to elect or appoint a majority of the board of directors or other governing body of that Person; or
3      to direct or cause the direction of the management and policies of that company whether by means of trusts, agreements, arrangements, understandings, the ownership of any interest in shares or stock of that company or otherwise.

Conveyance, Transfer and Assignment of Assets and Assumption of Obligations Agreement
the amended and restated agreement of conveyance, transfer and assignment of assets and assumption of obligations agreement dated 29 September 2011 between Bullfrog Holding, Inc, NPX Metals, Inc. and the Borrower.

Corporate and Project Budget
the document comprising:
1      the consolidated cashflow budget for the Bullfrog Group for a period of 18 months; and
2      the financial budget for the Projects over a period of 18 months, which must be consistent and not conflict with the consolidated cashflow budget for the Bullfrog Group as described in item 1 above, to be initially provided in accordance with clause 2.1(c) and then provided in an updated form under clauses 9.5 and 9.6(c).

Debtor Relief Laws
the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, insolvency, rearrangement, moratorium, reorganisation, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect and applicable to any Transaction Party having regard to its place of formation.

Default	1 an Event of Default; or 2 a Potential Event of Default.
Deposit Account Control Agreement	the deposit account control agreement between the Borrower, the Finance Parties and the depository bank in a form acceptable to the Agent in relation to the Proceeds Account.
Dispose
in relation to any asset, property or right, means to sell, transfer, assign, surrender, convey, lease, licence, discount, lend, farm-out or otherwise dispose of any interest in the asset, property or right.

Distribution	any dividend, distribution or other amount declared or paid by a Transaction Party on any Marketable Securities issued by it.
Documents	the Transaction Documents and the Project Documents.
Dollars and $	the lawful currency of the United States of America.

Encumbrance
as applied to the property of any Person:
1      any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, capital lease, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of that Person or upon the income and profits from that property, whether that interest is based on the common law, statute or contract;
2      any arrangement, express or implied, under which any property of that Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Financial Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of that Person; and
3      the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code of any state or its equivalent in any jurisdiction.

Environmental Approvals	all consents, approvals, licences or other Authorizations of any kind required by Environmental Law.
Environmental Bonding	the environmental bonding instruments or cash bonds which have been posted with the US BLM in relation to the Newsboy Gold Project in the amount of $12,219.00.
Environmental Law
any law of the United States of America, the State of Arizona or the State of Nevada that relates to the protection of the environment or health and safety or manages Pollutants, including laws concerning land use or the rehabilitation of any land, development, Contamination, conservation of natural or cultural resources and resource allocation (including any law of the United States of America, the State of Arizona or the State of Nevada relating to the exploration for, and development or exploitation of, any natural resource).

Environmental Liability
any actual or potential Loss incurred or which may be incurred in connection with:
1      the investigation or remediation;
2      a claim by any third party;
3      any action, order, declaration or notice by a Government Agency under an Environmental Law; or
4      any agreement between a Transaction Party and any:
•      owner or occupier of land; or
•      Government Agency,
of or in respect of Contamination of a Project or a Project Area.

ERISA	the Employee Retirement Income Security Act of 1974 (PL 93-406, 2 September 1974), as amended.

Event of Default	any event specified in clause 11.1.
Exchange	1 OTC Bulletin Board; and 2 the Acceptable Exchange on which the Guarantor is listed following implementation of the Listing Plan pursuant to clause 9.11.
Excluded Tax
a Tax imposed by any jurisdiction on the net income of a Finance Party but not a Tax:
1      calculated on or by reference to the gross amount of any payment (without allowance for any deduction) derived by a Finance Party under a Transaction Document or any other document referred to in a Transaction Document; or
2      imposed as a result of a Finance Party being considered a resident of or organized or doing business in that jurisdiction solely as a result of it being a party to a Transaction Document or any transaction contemplated by a Transaction Document.

Exercise Price	$0.35 per Share.
Expiry Date	the date which is 36 months after a Warrant is issued to the Financier or the Financier’s nominee under this agreement.
Facility	the Facility made available by the Financier to the Borrower under clause 3.1.
Final Option Date	the date on which the Borrower obtains a 100% interest in and to the Option Property in accordance with clause 3.2 and clause 3.10 of the Option to Purchase and Royalty Agreement.
Finance Party	each of the Agent and the Financier and Finance Parties means both of them.
Financial Close	the date on which all of the conditions precedent in clause 2.1 are satisfied or waived by the Agent.

Financial Indebtedness
any debt or other monetary liability in respect of moneys borrowed or raised or any financial accommodation including under or in respect of any:
1      bill, bond, debenture, note or similar instrument;
2      acceptance, endorsement or discounting arrangement;
3      Surety Obligation;
4      finance or capital Lease;
5      agreement for the deferral of a purchase price or other payment in relation to the acquisition of any asset or service;
6      obligation to deliver goods or provide services paid for in advance by any financier;
7      agreement for the payment of capital or premium on the redemption of any preference shares; or
8      Hedging Agreements,
and irrespective of whether the debt or liability:
9      is present or future;
10    is actual, prospective, contingent or otherwise;
11    is at any time ascertained or unascertained;
12    is owed or incurred alone or severally or jointly or both with any other person; or
13    comprises any combination of the above.

Financial Report
in relation to an entity, the following financial statements and information in relation to the entity (or the equivalent financial statements or information in the jurisdiction of the entity), prepared for its financial quarter, financial half-year or financial year:
1      a statement of financial performance;
2      a statement of financial position; and
3      a statement of cashflows.

Financier Warrants	7,000,000 Warrants.
Force Majeure Event
1      an act of God;
2      war, revolution, an act of terrorism, or any other unlawful act against public order or authority;
3      a restraint by a Government Agency; and
4      any other event which a reasonable person could not foresee or reasonably make provision for or insure against, which wholly or partially prevents, hinders, obstructs, delays or interferes with the development or operation of a Project.

Funding Date	the date on which a Funding Portion is provided, or is to be provided, to the Borrower under this agreement.

Funding Notice	a notice given under clause 4.1.
Funding Portion	each portion of the Commitment provided under this agreement.
Funding Rate	in respect of an Interest Period, the aggregate of: 1 LIBOR for that Interest Period; and 2 the Margin.
Good Industry Practice
in respect of a Project, the degree of care and skill, diligence, prudence (financial and operational), foresight and operating practice which would reasonably and ordinarily be expected from a skilled operator engaged in the same type of undertaking as the Project under the same or similar circumstances.

Government Agency	any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity.
Group Structure Diagram	the group structure diagram in Schedule 8, as amended or updated by the delivery of a new diagram to the Agent under clause 9.6(g).
Guarantee Assumption Agreement	an agreement in or substantially in the form of Schedule 9 or another form acceptable to the Agent.
Guarantor Pledge Agreement	the agreement entitled ‘Pledge Agreement’ dated on or about the date of this agreement granted by the Guarantor in favour of the Finance Parties
Guarantor Security Agreement	the agreement entitled ‘Security Agreement’ dated on or about the date of this agreement granted by the Guarantor in favour of the Finance Parties.
Guarantors	1 the Guarantor; and 2 any person who has executed a Guarantee Assumption Agreement and has provided to the Financier all other documentation required under clause 13.17.
Hedging Agreement
an interest rate transaction, foreign exchange transaction, equity or equity index option, bond option, commodity swap, commodity option, commodity forward sale, cap transaction, currency swap transaction, cross-currency swap rate transaction or any other hedge or derivative agreement, including any master agreement and any transaction or confirmation under it.

Initial Transaction Costs
1      all Taxes and registration fees payable on or with respect to the Transaction Documents;
2      the legal fees in relation to the preparation, negotiation and completion of the Transaction Documents and all related matters; and
3      all other fees, costs and expenses (including travel costs, fees payable to any independent technical expert and other disbursements) of the Finance Parties.

Interest Payment Date	the last day of each Interest Period.
Interest Period	a period selected or determined under clause 4.6.
Key Mineral Rights
in respect of each Project:
1      the patented and unpatented mining claims, fee and leased land, and other interests in land described as ‘Key Mineral Rights’ in Schedule 2 and Schedule 3;
2      any other mining claim or right owned by the Borrower which the Agent reasonably designates by notice to the Borrower to be a ‘Key Mineral Right’;
3      any present or future renewal, extension, modification, substitution, amalgamation or variation of any of the land and interests in land described in paragraphs 1 and 2;
4      any present or future interest from time to time held by or on behalf of the Borrower in any other present or future mining claim or right which forms part of, is used in connection with or relates in any way to the land and interests in land described in paragraphs 1 and 2; and
5      any present or future application for or interest in any of the above, which confers or which, when granted, will confer the same or similar rights.

Lease	a lease, charter, hire purchase, hiring agreement or any other agreement under which any property is or may be used or operated by a person other than the owner.
Lending Office	in respect of a Finance Party, the office of that Finance Party set out opposite its name in Schedule 1 or any other office notified by a Finance Party under this agreement.

LIBOR
in relation to an Interest Period for a Funding Portion, the rate per cent per annum determined by the Agent to be:
1      the average of the rates quoted on the LIBOR Page as being the rate per annum at which United States Dollar deposits are offered for a period equivalent to the Interest Period at about 11.00 am (London time) on the Value Date, eliminating the highest and lowest rates and rounding up the resultant figure to 4 decimal places;
2      where 2 or fewer rates are quoted for the relevant period on the LIBOR Page at the relevant time, the average of the rates notified to the Agent by each Reference Bank to be the rate per annum at which United States Dollar deposits are offered to that Reference Bank for a period equivalent to the Interest Period at about 11.00 am (London time) on the Value Date, rounding up the resultant figure to 4 decimal places; or
3      if LIBOR cannot be determined in accordance with paragraphs 1 or 2 of this definition, the rate most nearly approximating the rate that would otherwise have been calculated by the Agent in accordance with paragraphs 1 or 2 having regard to comparable indices then available in the financial markets.

LIBOR Business Day	a day on which banks are open for business in London and New York excluding a Saturday, Sunday or public holiday.
LIBOR Page
the Bloomberg Screen BTMM, being the page on which the British Bankers’ Association Interest Settlement Rate for US Dollars is displayed, or any other Bloomberg page which may replace it for the purpose of displaying offered rates for United States Dollar deposits.

Listing Plan
the document, as agreed between the Guarantor and the Financier, setting out the listing plan to be followed by the Guarantor to ensure that the Guarantor is listed on an Acceptable Exchange no later than 12 months from the date of Financial Close.

Loss	any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment.
Margin	7% per annum.
Marketable Securities
1      debentures, stocks, shares or bonds of any government, of any local Government Agency, or of any body corporate, association or society, and includes any right or option in respect of shares in any body corporate;
2      any unit (whatever called) in a trust estate which represents a legal or beneficial interest in any of the income or assets of a trust estate and includes, but is not limited to, any option to acquire any unit as described in this paragraph 2;
3      any option or right in respect of an unissued share;
4      any convertible note; and
5      any instrument or security which is a combination of any of the above.

Market Disruption Event	any event specified in clause 5.5.
Material Adverse Effect
a material adverse effect on:
1      any Transaction Party’s ability to perform any of its obligations under any Transaction Document;
2      the rights of the Finance Parties under, or the enforceability of, a Transaction Document;
3      the value of the Secured Property; or
4      the assets, business or operations of any Transaction Party (including a Project and the Project Assets relating to that Project).

Material Agreement
1      the Option to Purchase and Royalty Agreement; and
2      Conveyance, Transfer and Assignment of Assets and Assumption of Obligations Agreement;
3      any other agreement:
•      to which a Transaction Party is a party; and
•      that is, in the opinion of the Agent, material to the development of a Project and which the Agent notifies the Borrower is to be a Material Agreement.

Mineral Rights
in respect of a Project:
1      all of the patented and unpatented mining claims, fee and leased lands, and other interests in lands, which are held by the Borrower (including the Key Mineral Rights) and are described in Schedule 2 and Schedule 3 of this agreement;
2      all entitlements of the Borrower under the provisions of any relevant Mining Law to conduct exploration or mining activities in any part of the Project Area relating to that Project;
3      any present or future interest from time to time held by or on behalf of the Borrower in any present or future right, lease, licence, patented or unpatented mining claim, permit, plan of operations or other authority which confers or may confer a right to prospect or explore for or mine any metals or minerals;
4      any present or future renewal, extension, modification, substitution, amalgamation or variation of any of the mineral rights described above (whether extending over the same or a greater or lesser area); and
5      any present or future application for or an interest in any of the above which confers or which, when operated, will confer the same or similar rights.

Mining Law
any law, including the relevant laws of United States of America, Nevada, Arizona or otherwise, whether or not deriving from statute, concerning the acquisition by any allowed means of interests in public lands or private lands for the purpose of conducting mining exploration, mine development, mining operations, reclamation and related operations on that land, together with the rights necessary to conduct those activities, including but not limited to laws relating to public land use, development, conservation of natural or cultural resources and resource allocation and includes any laws concerning permits, licences and Authorizations required to be received before conducting any of those activities and includes any and all rules, regulations or ordinances promulgated under or in respect of those laws.

Newsboy Gold Project	the project known as the Newsboy Gold Project located approximately 10 miles SE of Wickenburg, Arizona, United States of America.
Newsboy Gold Project Deed of Trust
the agreement entitled ‘Deed of Trust and Security Agreement with Assignment of Rents and Fixture Filing’  (to be entered into immediately after the Borrower, or any other Transaction Party, exercises the Option)  granted by the Borrower in favour of the Finance Parties in relation to the Mineral Rights for the Newsboy Gold Project.

Newsboy Option Side Agreement	the side agreement dated on or about the date of this agreement between Southwest Exploration, Inc. and the Finance Parties in respect of the Option to Purchase and Royalty Agreement.
Officer
1      in relation to a Transaction Party which is a corporation, a director, secretary, chief executive officer, chief financial officer, treasurer, president or vice president or a person notified to be an authorized officer, of the Transaction Party;
2      in relation to a Transaction Party which is a limited liability company, the manager of that Transaction Party or a person notified to be an authorized officer of that Transaction Party; and
3      in relation to a Finance Party, a director, secretary or any person whose title includes the word ‘Director’, ‘Managing Director’, ‘Manager’ or ‘Vice President’, and any other person appointed by the Finance Party to act as its authorized officer for the purposes of this agreement.

Option	has the meaning given to the term ‘Option’ in the Option to Purchase and Royalty Agreement.

Option Property	has the meaning given to the term ‘Property’ in the Option to Purchase and Royalty Agreement.
Option to Purchase and Royalty Agreement	the option to purchase and royalty agreement dated 28 September 2011 between the Borrower and Southwest Exploration Inc.
Overdue Margin	2% per annum.
Overdue Rate
the aggregate of:
1      the Overdue Margin;
2      the Margin; and
3      LIBOR on the relevant date on which the Overdue Rate is calculated under clause 16, as determined by the Agent in accordance with the definition of LIBOR in this clause 1.1 except that in making the determination all references in that definition to:
•      ‘Interest Period’ are references to a period of 30 days;
•      ‘Value Date’ are to the relevant date on which the Overdue Rate is calculated under clause 16; and
•      ‘Funding Portion’ are to the relevant overdue amount.

Patriot Act
the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law on October 26, 2001, as amended from time to time.

Payment Currency	the currency in which any payment is actually made.
Permitted Disposal
1      sale of product derived from a Project Area on normal commercial terms;
2      any Disposal on normal commercial terms of obsolete assets or assets that are surplus or otherwise no longer required for the purpose of a Project;
3      any Disposal on normal commercial terms of assets (excluding Project Assets) if the proceeds of the Disposal are used at or about the same time to acquire replacement assets of comparable or superior value, type and quality which are to be used for a similar purpose;
4      any payment of cash as consideration for the acquisition of any assets or services on normal commercial terms;
5      any Disposal which is required to be made under any applicable law or an order or directive made by any Government Agency;
6      any Disposals which constitute Permitted Encumbrances or in connection with Permitted Financial Indebtedness;
7      a Disposal arising under a Permitted Royalty;
8      any Disposal of assets (other than Project Assets) not included in paragraphs 1 to 7 (inclusive) where the market value (in aggregate) in any 12 month period does not exceed $250,000; and
9      any other Disposal made with the prior written consent of the Agent.

Permitted Encumbrance
1      a lien created by operation of law securing an obligation that is not yet due;
2      a lien for the unpaid balance of purchase money under an instalment contract entered into in the ordinary course of business;
3      a lien for the unpaid balance of money owing for repairs, materials, construction works or labor; and
4      each Security Interest,
which affects or relates to any of the assets of any Transaction Party.

Permitted Financial Accommodation
any financial accommodation or any Surety Obligation provided by a Transaction Party in respect of financial accommodation:
1      under the Transaction Documents;
2      to another Transaction Party; or
3      with the Agent’s prior written consent.

Permitted Financial Indebtedness
1      any liability of a Transaction Party under any agreement entered into in the ordinary course of business for the acquisition of any asset or service where payment for the asset or service is deferred for a period of not more than 90 days;
2      any Financial Indebtedness incurred by one Transaction Party to another Transaction Party;
3      any Financial Indebtedness incurred or permitted to be incurred under any Transaction Document;
4      any Financial Indebtedness entered into by members of the Bullfrog Group, the aggregate outstanding principal amount of which does not at any time exceed $250,000; and
5      any other Financial Indebtedness approved by the Agent.

Permitted Royalty
the net smelter royalties entered into by the Borrower for
1       2% of the future gold production from the Newsboy Gold Project payable under the Option to Purchase and Royalty Agreement; and
2      3% of the future gold production from the Bullfrog Gold Project payable under the Conveyance, Transfer and Assignment of Assets and Assumption of Obligations Agreement.

Person	an individual, corporation, company, partnership, association, trust or unincorporated organization, or a government or any agency, division, department, or political subdivision a government.
Pollutant	a pollutant, contaminant, dangerous, toxic or hazardous substance, petroleum or petroleum product, chemical, solid, special liquid, industrial or other waste.
Potential Event of Default
anything which would become an Event of Default on the giving of notice (whether or not notice is actually given), the expiry of time, the satisfaction or non-satisfaction of any condition, or any combination of the above.

Power	any right, power, authority, discretion or remedy conferred on a Finance Party, a Receiver or an Attorney by any Transaction Document or any applicable law.
Principal Outstanding	at any time, the principal amount of all Funding Portions outstanding at that time.
Proceeds Account	the account established under clause 10.1(a).
Proceeds Account Minimum Balance	1 $500,000; or 2 such other amount as agreed between the Borrower and the Agent.
Projects	each of: 1 the Bullfrog Gold Project; and 2 the Newsboy Gold Project, and Projects means both of them.
Project Areas
each of:
1      the area the subject of the Key Mineral Rights for the Bullfrog Gold Project; and
2      the area the subject of the Key Mineral Rights for the Newsboy Gold Project,
and Project Areas means both of them.

Project Assets
in respect of a Project, all the right, title and interest both present and future of any Transaction Party which is attributable to the Project and includes all the right, title and interest both present and future of a Transaction Party in, to, under or derived from:
1      the Key Mineral Rights for the Project;
2      the Project Area for the Project, including any title to or interest in land in the Project Area now or at a later time held by a Transaction Party including mining claims acquired or staked after Financial Close;
3      every contract for the use by any third party of any of the assets and property included in the Project or the Project Area;
4      Authorizations in relation to the Project or the Project Area;
5      the relevant Project Documents for the Project and any other contract, agreement, permit, lease, licence, consent, easement, right of way and other rights or interests in land, which relate to the operation or maintenance of the Project or the Project Area;
6      all exploration and mining information, documents, maps, reports, records, studies and other written data, including all data stored on magnetic tapes, disks or diskettes or any other computer storage media, relating to geological, geochemical and geophysical work, feasibility studies and other operations conducted with respect to the Project Area;
7      all buildings, improvements, structures, systems, fixtures, plant, machinery, equipment, tools and other personal property at any time used or intended for use in connection with or incidental to the development of the Project, and all associated facilities and infrastructure; and
8      every contract for the use by any third party of any of the assets described in paragraphs 1 to 7 inclusive.

Project Documents
1      the Key Mineral Rights;
2      all instruments and indicia of title to the Key Mineral Rights and Mineral Rights and all other documentation and agreements under which a Transaction Party derives the right to conduct mining or exploration in the Project Areas;
3      each Material Agreement;
4      any agreement or contract described in clause 9.17(f);
5      all agreements evidencing the Environmental Bonding arrangements;
6      any other document executed from time to time by any person in respect of the documents described in paragraphs 1 to 5 inclusive or which is collateral, supplementary or related to those documents; and
7      any other document that the Agent and the Borrower agree in writing to be a Project Document.

Promissory Note	the instrument in the form set out in Schedule 6.

Quarter	the period of 3 months preceding a Quarterly Date.
Quarterly Date	each of 31 March, 30 June, 30 September and 31 December each year.
Receiver	a receiver or receiver and manager appointed under a Security Document, or a person acting in an equivalent role.
Reference Banks	1 Barclays Bank plc; 2 JPMorgan Chase Bank; and 3 Royal Bank of Scotland plc, and any other bank or financial institution nominated by the Agent.
Registration Statement	has the meaning given to it in clause 7.5.
Relevant Currency	the currency in which a payment is required to be made under the Transaction Documents and, if not expressly stated to be another currency, is Dollars.
Required Equity Raising
an equity raising in the amount required (but of at least $875,000) so that the Corporate and Project Budget demonstrates that the cash balance of the Proceeds Account is:
1      no less than $500,000; and
2      is fully funded to cover all amounts set out in the Corporate and Project Budget, from the date that the Borrower receives the First Funding Portion under this Agreement until the Repayment Date.

Repayment Date	the date 24 months from the date of Financial Close.
Review Event	any event specified in clause 11.5(a).
Same Day Funds	immediately available and freely transferable funds.

Secured Moneys
all debts and monetary liabilities of each Transaction Party to the Finance Parties under or in relation to any Transaction Document and in any capacity, irrespective of whether the debts or liabilities:
1      are present or future;
2      are actual, prospective, contingent or otherwise;
3      are at any time ascertained or unascertained;
4      are owed or incurred by or on account of any Transaction Party alone, or severally or jointly with any other person;
5      are owed to or incurred for the account of any Finance Party alone, or severally or jointly with any other person;
6      are owed to any other person as agent (whether disclosed or not) for or on behalf of any Finance Party;
7      are owed or incurred as principal, interest, fees, charges, Taxes, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account;
8      are owed to or incurred for the account of any Finance Party directly or as a result of:
•      the assignment or transfer to any Finance Party of any debt or liability of any Transaction Party (whether by way of assignment, transfer or otherwise); or
•      any other dealing with any such debt or liability;
9      are owed to or incurred for the account of a Finance Party before the date of this agreement or before the date of any assignment of this agreement to any Finance Party by any other person or otherwise; or
10    comprise any combination of the above.

Secured Property	the property subject to a Security Interest.
Securities Act	has the meaning given to it in clause 7.5.
Securities Laws
in respect of a Transaction Party, all securities, companies and corporations laws, together with all regulations, rules and policy statements under those laws, which are applicable to that Transaction Party, including the applicable laws of the United States of America and Canada (if the Guarantor opts to list on one or more of the Acceptable Exchanges located in Canada) or a State, Province or Territory of either of them.

Security Document
1      Borrower Security Agreement;
2      Guarantor Security Agreement;
3      Bullfrog Gold Project Deed of Trust;
4      when it is entered into, the Newsboy Gold Project Deed of Trust;
5      Guarantor Pledge Agreement;
6      the guarantee and indemnity given by the Guarantor under clause 13.17;
7      the Deposit Account Control Agreement;
8      any Encumbrance granted by a Guarantor under clause 13.17;
9      each Collateral Security; and
10    any other document under which an Encumbrance is created or expressed to be created in favour of a Finance Party.

Security Interest	any security interest created or expressed to be created in favour of a Finance Party by a Security Document.
Security Provider	a person who has granted a Security Interest.
Shares	fully paid shares of the common stock in the capital of the Guarantor.
Subsidiary	a Person over which another Person has Control.
Surety Obligation
any guaranty, suretyship, letter of credit, letter of comfort or any other obligation:
1      to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of;
2      to indemnify any person against the consequences of default in the payment of; or
3      to be responsible for,
any debt or monetary liability of another person or the assumption of any responsibility or obligation in respect of the insolvency or the financial condition of any other person.

Tax
1      any tax, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding including goods and services tax; or
2      any income, stamp or transaction duty, tax or charge,
which is assessed, levied, imposed or collected by any Government Agency and includes any interest, fine, penalty, charge, fee or other amount imposed on or in respect of any of the above.

Title Document	any original, duplicate or counterpart certificate or document of title.

Transaction Document
1      this agreement;
2      each Security Document;
3      any Guarantee Assumption Agreement;
4       the Promissory Note;
5      the Newsboy Option Side Agreement;
6      the Bullfrog Consent Letter;
7      any document or agreement entered into or given under any of the above;
8      any other document that the Agent and the Borrower agree in writing to be a Transaction Document; and
9      all amendments, modifications, extensions, replacements and substitutions to any of the above.

Transaction Party	1 the Borrower; 2 any Guarantor; 3 each Security Provider; and 4 any other person that the Borrower and the Agent agree is a Transaction Party.
US BLM	United States Bureau of Land Management.
Undrawn Commitment	at any time, the Commitment less the Principal Outstanding at that time.
Value Date	the date 2 LIBOR Business Days before the first day of an Interest Period.
Warrant	a warrant to purchase Shares.
Warrant Share	each Share received by the Financier or the Financier’s nominee on the exercise of a Warrant.
Warrant Certificate	a certificate in the form of Schedule 7.
Work Fee	a non-refundable, non-rebateable fee of $50,000 paid in cash by the Borrower to the Agent upon acceptance of the Agent’s mandate to arrange the Facility.

1.2	Interpretations

In this agreement headings and bold type are for convenience only and do not affect the interpretation of this agreement and, unless the context requires otherwise:

(a)	words indicating the singular include the plural and vice versa;

(b)	words indicating a gender include any gender;

(c)	other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

(d)	an expression suggesting or referring to a natural person or an entity includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency;

(e)
a reference to any thing (including any right) includes a part of that thing but nothing in this clause 1.2(e) implies that performance of part of an obligation constitutes performance of the obligation;

(f)
a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this agreement and a reference to this agreement includes any annexure, exhibit and schedule;

(g)
a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Government Agency with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(h)	a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

(i)
a reference to liquidation includes official management, appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding up, dissolution, deregistration, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or a similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

(j)	a reference to a party to any document includes that party’s successors and permitted assigns;

(k)	a reference to an agreement other than this agreement includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

(l)	a reference to an asset includes all property of any nature, including a business, and all rights, revenues and benefits;

(m)	a reference to a document includes any agreement in writing, or any certificate, notice, deed, instrument or other document of any kind;

(n)	no provision of this agreement may be construed adversely to a party solely on the ground that the party was responsible for the preparation of this agreement or that provision;

(o)	a reference to a body, other than a party to this agreement (including an institute, association or authority), whether statutory or not:

(1)	which ceases to exist; or

(2)	whose powers or functions are transferred to another body,

is a reference to the body which replaces it or which substantially succeeds to its powers or functions;

(p)	a Default is ‘continuing’ if it has not been waived in writing by, or remedied to the satisfaction of, the Agent; and

(q)	references to time are to Denver, Colorado time, unless otherwise stated.

1.3	Inclusive expressions

Specifying anything in this agreement after the words ‘include’ or ‘for example’ or similar expressions does not limit what else is included unless there is express wording to the contrary.

1.4	Business Day

Except where clause 6.2 applies or as otherwise provided under this agreement, where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the succeeding Business Day.

1.5	Accounting Standards

Any accounting practice or concept relevant to this agreement is to be construed or determined in accordance with the Accounting Standards.

2	Conditions precedent

2.1	Conditions precedent to the first Funding Portion

The Financier is not obliged to provide the first Funding Portion or the Commitment until the Agent has received all of the following in form and of substance satisfactory to the Agent:

(a)
officer’s certificate: an officer’s certificate in the form of Schedule 4 given in respect of each of the Borrower and the Guarantor and dated no more than 5 Business Days before the first Funding Date;

(b)	Transaction Documents: originals of each Transaction Document duly executed by all parties to them other than the Finance Parties and, where applicable:

(1)	with evidence satisfactory to the Agent that all Taxes applicable to the Transaction Documents have been or will be duly paid; and

(2)	in recordable form together with all executed documents necessary to record them;

(c)	Required Equity Raising: evidence that the Required Equity Raising has been completed;

(d)	Listing Plan: a copy of the agreed Listing Plan initialled by the Guarantor and the Agent for identification purposes;

(e)	budget: a copy of the agreed Corporate and Project Budget initialled by the Borrower and the Agent for identification purposes;

(f)	Project Documents: copies of each Project Document duly executed by all parties to them;

(g)	Title Documents: each Title Document required to be lodged with a Finance Party under any Transaction Document;

(h)	Financial Reports: a copy of:

(1)	the consolidated audited Financial Report for the Bullfrog Group for the year ending 31 December 2011; and

(2)	the consolidated unaudited interim Financial Report for the Bullfrog Group for the period ending 30 June 2012;

(i)	Authorizations: evidence that all Authorizations have been obtained in connection with the transactions contemplated by the Documents;

(j)	Proceeds Account: evidence that the Proceeds Account has been established and the cash raised pursuant to the Required Equity Raising has been deposited in it;

(k)	Warrants: the Financier Warrants, and certificates for the Financier Warrants issued in the name of the Financier or the Financier’s nominee (as applicable);

(l)	Mineral Rights: evidence that:

(1)	the Borrower is the legal holder of the Mineral Rights and that the Key Mineral Rights are valid and in good standing; and

(2)	the Key Mineral Rights give the Borrower all rights required to enable it to conduct the Projects in accordance with the Corporate and Project Budget;

(m)	good title: evidence that the Borrower and the Guarantor have good title to the Secured Property and the Project Assets (as applicable);

(n)	opinion: an opinion from the Borrower’s counsel, Fennemore Craig, P.C., in respect of the due execution and enforceability of the Transaction Documents;

(o)	insurance: evidence that the Transaction Parties have complied with clause 9.25;

(p)	due diligence: the completion of any technical, legal and commercial due diligence investigations with respect to the Transaction Parties and the Project Assets and Secured Property;

(q)
Environmental Bonding: evidence that the Transaction Parties have complied with all of their obligations in respect of the Environmental Bonding and that the Environmental Bonding arrangements are the only environmental bonds required to be taken out in accordance with the requirements of any Environmental Law relating to the Projects and the Project Areas;

(r)	Initial Transaction Costs: evidence that the Initial Transaction Costs have been or will be paid in full at the time the first Funding Portion is provided;

(s)	arrangement fee: evidence that the fee described in clause 15.1 has been or will be paid in full on the date the first funding portion is provided;

(t)	enquiries: results of searches, enquiries and requisitions in respect of each Transaction Party and the Project Assets and Secured Property;

(u)	other approvals: evidence that all other approvals necessary for the transactions contemplated by the Transaction Documents have been obtained; and

(v)	other matters: any other certificates, Authorizations, documents, matters or things which the Agent or the Financier requires.

2.2	Conditions precedent to all Funding Portions

The Financier is not obliged to provide any Funding Portion until the following conditions are fulfilled to the satisfaction of the Agent:

(a)	Funding Notice: a Funding Notice has been provided by the Borrower to the Agent that complies with clause 4.2;

(b)	Funding Date: the Funding Date for the provision of a Funding Portion, is a Business Day within the Availability Period;

(c)	Commitment: in respect of the provision of a Funding Portion, the Commitment will not be exceeded by providing the Funding Portion;

(d)	no Default: no Default has occurred which is continuing and no Default will result from the Funding Portion being provided;

(e)
no Material Adverse Effect: no event has occurred which has had, or is likely to have, a Material Adverse Effect and no event has occurred which will prevent the Transaction Parties from developing or operating the Projects in accordance with the Corporate and Project Budget;

(f)	Proceeds Account Minimum Balance: the cash balance in the Proceeds Account is no less than the Proceeds Account Minimum Balance; and

(g)	representations and warranties: the representations and warranties set out in clauses 8.1 and 8.2 are true and correct at the Funding Date .

2.3	Certified copies

An Officer of the relevant Transaction Party must certify a copy of a document given to a Finance Party under clause 2.1 to be a true copy of the original document. The certification must be made no more than 5 Business Days before the date on which it is provided.

2.4	Benefit of conditions precedent

A condition in this clause 2 is for the benefit only of the Finance Parties and only the Agent acting on the instructions of the Financier may waive it.

3	Commitment, purpose and availability of Facility

3.1	Provision of Commitment

The Financier must make the Commitment available to the Borrower on the terms of this agreement.

3.2	Purpose

The Borrower must use the net proceeds of each Funding Portion provided under the Facility in accordance with the Corporate and Project Budget and only for:

(a)	funding agreed upon pre-development work and exploration programs relating to the Newsboy Gold Project;

(b)	agreed general corporate purposes; and

(c)	any other purpose that the Agent approves in writing.

3.3	Cancellation of Commitment during Availability Period

(a)	The Borrower may cancel the whole or any part of the Undrawn Commitment by giving the Agent at least 10 days’ prior written notice.

(b)	A partial cancellation of the Undrawn Commitment may only be made in an integral multiple of $500,000.

(c)	The Commitment is cancelled to the extent of the portion of the Undrawn Commitment cancelled under this clause 3.3.

(d)	A notice given under clause 3.3(a) is irrevocable.

3.4	Cancellation at end of Availability Period

On the last day of the Availability Period, the Commitment is automatically cancelled to the extent of the Undrawn Commitment.

3.5	Voluntary prepayment

(a)	The Borrower may prepay any of the Principal Outstanding by giving the Agent at least 30 days’ prior written notice specifying the prepayment date and the amount to be prepaid.

(b)	Prepayment of part of the Principal Outstanding may only be made in an integral multiple of $500,000.

(c)	The Borrower must prepay the Principal Outstanding specified in the prepayment notice on the prepayment date specified in the notice together with:

(1)	all unpaid interest accrued to the prepayment date in respect of the prepaid amount; and

(2)	the amount of any Break Costs in accordance with clause 14.2.

(d)	The Commitment is reduced by any amount of Principal Outstanding prepaid under this clause 3.5 and accordingly, a prepaid amount may not be redrawn.

(e)	A notice given under clause 3.5(a) is irrevocable.

3.6	Mandatory prepayment

(a)
The Borrower must immediately apply any proceeds received from the exercise of the Warrants as a mandatory prepayment of the Principal Outstanding together with the amount of any Break Costs in accordance with clause 14.2.

(b)	The Commitment is reduced by any amount of Principal Outstanding prepaid under this clause 3.6 and accordingly, a prepaid amount may not be redrawn.

4	Funding and rate setting procedures

4.1	Delivery of Funding Notice

(a)	If the Borrower requires the provision of a Funding Portion it must deliver to the Agent a Funding Notice.

(b)	The Agent must notify the Financier of the contents of each Funding Notice as soon as reasonably practicable and in any event within 1 Business Day after the Agent receives the Funding Notice.

4.2	Requirements for a Funding Notice

A Funding Notice to be effective must be:

(a)	in writing in the form of, and specifying the matters required in, Schedule 5; and

(b)	received by the Agent before 11.00 am Sydney time on a Business Day at least 5 Business Days before the proposed Funding Date (or any shorter period that the Agent agrees in writing).

4.3	Irrevocability of Funding Notice

The Borrower is irrevocably committed to draw Funding Portions from the Financier in accordance with each Funding Notice given to the Agent.

4.4	Amount of Funding Portions

The Borrower must ensure that the amount of each Funding Portion is in accordance with the amounts set out in the Corporate and Project Budget unless otherwise agreed upon between the Borrower and the Agent.

4.5	Frequency of Funding Portions

The Borrower may not deliver Funding Notices to the Agent more frequently than once a month (in accordance with the Corporate and Project Budget) unless otherwise agreed upon between the Borrower and the Agent.

4.6	Interest Periods

(a)	Each Interest Period must be of 90 days or any other period that the Agent agrees upon with the Borrower.

(b)	If an Interest Period ends on a day which is not a Business Day, it is regarded as ending on the next Business Day in the same calendar month or, if none, the preceding Business Day.

(c)	An Interest Period for a Funding Portion commences either on the first Funding Date for that Funding Portion or on the last day of the immediately preceding Interest Period for that Funding Portion.

(d)	Each Interest Period which commences prior to a Quarterly Date and would otherwise end after that Quarterly Date, ends on that Quarterly Date.

(e)	No Interest Period in respect of a Funding Portion may end after the Repayment Date.

4.7	Determination of Funding Rate

(a)
The Agent must notify the Financier and the Borrower of the Funding Rate for an Interest Period as soon as reasonably practicable, and in any event within 2 Business Days, after it has made its determination of LIBOR.

(b)	In the absence of manifest error, each determination of LIBOR by the Agent is conclusive evidence of that rate against the Borrower.

5	Facility

5.1	Provision of Funding Portions

If the Borrower gives a Funding Notice, the Financier must pay into the Proceeds Account the specified Funding Portion in Same Day Funds in Dollars on the specified Funding Date and in accordance with that Funding Notice.

5.2	Repayment

The Borrower must repay the Principal Outstanding in full on the Repayment Date.

5.3	Interest

(a)	The Borrower must pay interest on the Principal Outstanding for each Interest Period at the Funding Rate for the Interest Period.

(b)	The Borrower must pay accrued interest in arrears on each Interest Payment Date.

5.4	Calculation of per annum interest rate

(a)
Interest is calculated on daily balances on the basis of a 360 day year and for the actual number of days elapsed from and including the first day of each Interest Period to, but excluding, the last day of the Interest Period or, if earlier, the date of prepayment or repayment of the relevant Funding Portion under this agreement.

(b)
Despite anything contained in any Transaction Document, all of the Transaction Documents are limited so that in no event will the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest, additional interest and other charges made under any Transaction Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any amount held to be in excess will be considered payment of principal under this agreement, and the indebtedness evidenced under this agreement will be reduced by the amount so that the total liability for payments in the nature of interest, additional interest and other charges will not exceed the applicable limits imposed by that applicable usury law, in compliance with the wishes of the Borrower, each Guarantor, the Financier and the Agent. This provision will never be superseded or waived, and will control every other provision of the Transaction Documents and all agreements between the Transaction Parties and the Finance Parties, and their successors and assigns.

5.5	Market Disruption Event

(a)
If a Market Disruption Event occurs in relation to a Funding Portion for any Interest Period, then the interest payable by the Borrower for the Interest Period will be the rate per annum which is the sum of:

(1)	the Margin; and

(2)
the rate notified to the Borrower by the Agent as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the actual cost to the Financier of funding that Funding Portion from whatever source it may reasonably select.

(b)	In this agreement, Market Disruption Event means:

(1)
at or about noon in Sydney on the first day of the relevant Interest Period, the LIBOR Page is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for the relevant currency and period; or

(2)	before close of business in Sydney on the first day of the relevant Interest Period, the cost to the Financier of obtaining matching deposits on that day would be in excess of LIBOR.

(c)
No Transaction Party may disclose to any person any information in relation to this clause 5.5 or any rates notified by a Finance Party under this clause 5.5 without the prior written consent of the Financier, except if a Transaction Party is required by law to do so.

6	Payments

6.1	Manner of payment

All payments by a Transaction Party under the Transaction Documents must be made:

(a)	in Same Day Funds;

(b)	in Dollars; and

(c)	no later than 1.00 pm at the local time of the place where the account specified by the Agent is located, on the due date,

to the Agent’s account as specified by the Agent to the Borrower or in any other manner the Agent directs from time to time.

6.2	Payments on a Business Day

If a payment is due on a day which is not a Business Day, the due date for that payment is the next Business Day in the same calendar month or, if none, the preceding Business Day, and interest must be adjusted accordingly.

6.3	Payments in gross

All payments which a Transaction Party is required to make under any Transaction Document must be without:

(a)	any set-off, counterclaim or condition; or

(b)	any deduction or withholding for any Tax or any other reason unless the Transaction Party is required to make a deduction or withholding by applicable law.

6.4	Additional payments

If:

(a)	any Transaction Party is required to make a deduction or withholding in respect of Tax (other than Excluded Tax) from any payment to be made to a Finance Party under any Transaction Document; or

(b)	a Finance Party is required to pay any Tax (other than Excluded Tax) in respect of any payment it receives from a Transaction Party or the Agent under any Transaction Document,

the Transaction Party:

(c)	indemnifies each Finance Party against that Tax; and

(d)
must pay to each Finance Party an additional amount which the Agent determines to be necessary to ensure that each Finance Party receives when due a net amount (after payment of any Tax in respect of each additional amount) that is equal to the full amount it would have received if a deduction or withholding or payment of Tax had not been made.

6.5	Taxation deduction procedures

If clause 6.4(a) applies:

(a)	the Transaction Party must pay the amount deducted or withheld to the appropriate Government Agency as required by law; and

(b)	the Transaction Party must:

(1)	use reasonable endeavours to obtain a payment receipt from the Government Agency (and any other documentation ordinarily provided by the Government Agency in connection with the payment); and

(2)	within 2 Business Days after receipt of the documents referred to in clause 6.5(b)(1), deliver copies of them to the Agent.

6.6	Tax Credit

If a Transaction Party makes an additional payment under clause 6.4 for the benefit of a Finance Party, and the Finance Party determines that:

(a)	a credit against, relief or remission for, or repayment of any Tax (Tax Credit) is attributable to that additional payment; and

(b)	the Finance Party has obtained, utilised and retained that Tax Credit,

then the Finance Party must pay an amount to the Transaction Party which the Finance Party determines will leave it (after that payment) in the same after Tax position as it would have been in had the additional payment not been made by the Transaction Party.

6.7	Tax affairs

Nothing in clause 6.6:

(a)	interferes with the right of any Finance Party to arrange its tax affairs in any manner it thinks fit;

(b)	obliges any Finance Party to investigate the availability of, or claim, any Tax Credit; or

(c)	obliges any Finance Party to disclose any information relating to its tax affairs or any tax computations.

6.8	Amounts payable on demand

If any amount payable by a Transaction Party under any Transaction Document is not expressed to be payable on a specified date, that amount is payable by the Transaction Party on demand by the Agent.

6.9	Appropriation of payments

(a)
Except where clause 6.9(b) applies, all payments made by a Transaction Party under a Transaction Document may be appropriated as between principal, interest and other amounts as the Agent determines or, failing any determination, in the following order:

(1)	first, towards reimbursement of all fees, costs, expenses, charges, damages and indemnity payments due and payable by the Transaction Parties under the Transaction Documents;

(2)	second, towards payment of interest due and payable under the Transaction Documents; and

(3)	third, towards repayment or prepayment of the Principal Outstanding.

(b)	Any money recovered by a Finance Party as a result of the exercise of a Power under a Security Document must be appropriated in the manner provided in that Security Document.

(c)	Any appropriation under clauses 6.9(a) or 6.9(b) overrides any appropriation made by a Transaction Party.

6.10	Currency exchanges

If the Agent receives an amount under a Transaction Document in a currency which is not in the Relevant Currency, the Agent:

(a)	may convert the amount received into the Relevant Currency in accordance with its normal procedures; and

(b)	is only regarded as having received the amount that it has converted into the Relevant Currency.

7	Warrants

7.1	Grant

In consideration of the Financier agreeing to provide the Facility to the Borrower, the Guarantor agrees to issue the Financier Warrants to the Financier or the Financier’s nominee in accordance with this agreement.

7.2	Issue of Warrants

(a)	All Warrants issued under this agreement will be issued on the terms set out in this agreement and Schedule 7, which for the avoidance of doubt include the following terms:

(1)	that each Warrant, when validly exercised, entitles the Financier or Financier’s nominee (as applicable) to purchase one Share at the Exercise Price; and

(2)	that each Warrant may be exercised before 5.00pm on the Expiry Date.

(b)	The holding of a Warrant issued under this agreement will not entitle the holder of that Warrant to any rights as a shareholder of the Guarantor, including without limitation, voting rights.

(c)	All Warrants issued under this agreement will be issued at no additional cost to the Financier.

7.3	Exercise of Warrants

(a)	The Financier or Financier’s nominee (as applicable) may exercise the Warrants at any time before the Expiry Date.

(b)
If requested by the Agent, the Guarantor must use its reasonable  best efforts to assist the Financier or the Financier’s nominee (as applicable) to sell Shares obtained by that Person through the exercise of the Warrants.

7.4	Ranking of Shares and Warrants

(a)
Each Warrant Share ranks in all respects pari passu with the other then existing issued Shares, but will not in the case of the exercise of a Warrant carry any rights to any dividends or other distributions declared or paid or made on the Shares before the date that Warrant is exercised.

(b)	Each Warrant issued to the Financier or the Financier’s nominee under this clause 7 ranks in all respects pari passu with the other then existing issued Warrants.

7.5	Registration under Securities Laws

(a)
The Guarantor must, at its expense, prepare and file with the U.S. Securities and Exchange Commission a Registration Statement on Form S-1 or other equivalent form (Registration Statement) providing for resale by the Financier or its nominee (as applicable) of the Warrant Shares. The Guarantor or its nominee must have filed the Registration Statement as soon as practicable following the issuance of the Financier Warrants, but in any event no later than 31 March 2013. The Guarantor shall use its reasonable best efforts to cause the registration to be declared effective as soon as practicable following filing. Following the Registration Statement being declared effective, the Guarantor must maintain the effectiveness of the Registration Statement until the earlier of:

(1)	the last occurring Expiry Date;

(2)	the date on which the Financier or the Financier’s nominee (as applicable) no longer holds any of the Shares registered in the Registration Statement; or

(3)	the date on which the Shares are capable of being sold without limitation under Rule 144 under the Securities Act of 1933 (the Securities Act).

(b)	The Financier must provide any information which is required under the Securities Act relating to the Financier for inclusion in the Registration Statement.

(c)	If, during the time that the Registration Statement is effective, the Guarantor notifies the Financier that the Registration Statement contains a material misstatement or omission:

(1)	the Financier must cease any resale of the Warrant Shares pursuant to the relevant Registration Statement until it is notified that resales may be resumed; and

(2)	the Guarantor must use its best efforts to supplement the relevant Registration Statement as soon as practicable to make the disclosures in that Registration Statement correct and complete.

7.6	Approvals for issue of Shares

(a)	The Borrower must maintain all approvals required to permit the exercise of the Warrants and the issue of the Warrant Shares.

(b)
Without limiting the Borrower’s obligations under clause 7.6(a), if any approvals are required for the Borrower to lawfully and validly permit the exercise of the Warrants in accordance with their terms or the issuance of the Warrant Shares, the Company must use its best efforts to obtain those approvals, as soon as reasonably practicable.

(c)	To the extent that any approvals are required for exercise of the Warrants, the Borrower must issue to the Financier or its nominee (as applicable):

(1)
on the date provided for in this agreement and the Warrant Certificate (as applicable), the maximum number of Warrant Shares which can be issued without those approvals and promptly seek to obtain those approvals for the issuance of the balance of the relevant Warrant Shares (and if any shareholder approvals are required, it will recommend to its shareholders that they approve the issue of the relevant Warrant Shares, and will seek to obtain all approvals no later than 30 days after the relevant date); and

(2)	the balance of the relevant Warrant Shares within 2 Business Days of obtaining the approvals required for the issue of those Warrant Shares.

8	Representations and warranties

8.1	General representations and warranties

The Borrower represents and warrants to and for the benefit of each Finance Party that:

(a)	registration:

(1)
in the case of the Borrower, it is duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and it is duly qualified to do business, and is in good standing, in the State Arizona;

(2)
in the case of the Guarantor, it is duly incorporated and validly existing under the laws of the State of Delaware, and it is duly qualified to do business, and is in good standing, in the State of Nevada and the State of Arizona; and

(3)	each of the Transaction Parties has done everything necessary to keep its corporate existence in good standing;

(b)	corporate power: each Transaction Party has the corporate power to own its assets and to carry on its business as it is now being conducted;

(c)	authority: each Transaction Party has power and authority to enter into and perform its obligations under the Documents to which it is expressed to be a party;

(d)	authorizations: each Transaction Party has taken all necessary action to authorize the execution, delivery and performance of the Documents to which it is expressed to be a party;

(e)
binding obligations: the Documents to which each Transaction Party is expressed to be a party constitute its legal, valid and binding obligations and, subject to any necessary stamping and registration, are enforceable in accordance with their terms subject to laws generally affecting creditors’ rights and to principles of equity;

(f)	valid Encumbrances:

(1)
upon execution and delivery of a Security Document, that Security Document will be effective to create in favour of the Finance Parties, legal, valid and enforceable Encumbrances on, and security interests in, all right, title and interests of the relevant Transaction Party (as the case may be) in and to the property the subject of that Security Document and the proceeds of that property; and

(2)
in respect of a Security Document where the security interest may be perfected only by possession or control of the property the subject of that Security Document (which possession or control must be given to the Agent by the relevant Transaction Party (as the case may be) to the extent that it is required), after all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law, and, after the Agent takes possession or control of the property that is at any time encumbered pursuant to that Security Document, that Security Document will, constitute a fully perfected Encumbrance on, and first priority security interest in, all right, title and interest of that Transaction Party in the property the subject of that Security Document and the proceeds of that property, in each case subject to no Encumbrances other than Permitted Encumbrances;

(g)	transaction permitted: the execution, delivery and performance by each Transaction Party of the Documents to which it is expressed to be a party will not breach, or result in a contravention of:

(1)	any law, regulation or Authorization;

(2)	its articles of association, articles of incorporation, articles of organization, by-laws, constitution, operating agreement, or other constituent or organizational documents; or

(3)	any Encumbrance or agreement which is binding on it,

and will not result in:

(4)	the creation or imposition of any Encumbrance on any of its assets other than as permitted under a Transaction Document; or

(5)	the acceleration of the date for payment of any obligation under any agreement which is binding on it;

(h)	no default or breach: no Transaction Party is:

(1)	in breach in a material respect of any law or Authorization:

(2)	in breach in a material respect under any Document, agreement or other document binding on it; and

(3)	in default in the payment of a material sum, or in compliance with a material obligation in respect of Financial Indebtedness;

(i)	Event of Default: no Event of Default has occurred which is continuing;

(j)
no litigation: no litigation, arbitration, dispute or administrative proceeding has been commenced, is pending or to its knowledge is threatened, which if adversely determined would have a Material Adverse Effect;

(k)
financial information: the most recent Financial Reports or financial statements of the Bullfrog Group that it has provided to the Agent under clauses 2.1(h) and 9.6(a) give a true and fair view of the financial condition and state of affairs of the Bullfrog Group as at the date they were prepared;

(l)
no change in affairs: there has been no change in the state of affairs of the Borrower or the Guarantor since the end of the accounting period for its most recent Financial Reports or accounts, referred to in clause 8.1(k) which has had, or is likely to have, a Material Adverse Effect;

(m)	representations true: each of its representations and warranties contained in the Documents is correct and not misleading when made or repeated;

(n)	disclosure:

(1)
no representation or warranty of or by a Transaction Party under a Transaction Document, any schedule, annexure or exhibit attached to a Transaction Document, contained in any certificate, list or other writing provided to a Finance Party pursuant to the provisions of a Transaction Document, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements in this agreement or in that Transaction Document, in the light of the circumstances under which they were made, not misleading;

(2)
all information provided to any Finance Party by or on behalf of it in respect of the Documents, the transactions contemplated by them, each Transaction Party and the assets, business and affairs of each Transaction Party, is correct as at the time it is given in all material respects and is not, whether by omission of information or otherwise, misleading in any material respect;

(3)
it has not withheld any facts relating to it, the Documents, the transactions contemplated by them, each Transaction Party, the assets, business and affairs of each Transaction Party and any thing in connection with them which are material to the decision of the Finance Parties to enter into the Transaction Documents, the transactions contemplated by them, each Transaction Party and the assets and business affairs of each Transaction Party; and

(4)
any filings made by it with any securities commissions or regulatory authorities are at their respective dates, true and correct, contain or contained no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Borrower and the Borrower does not have any confidential filings with any securities commissions or regulatory authorities;

(o)	legal and beneficial owner: each Transaction Party is the legal and beneficial owner of:

(1)	its property; and

(2)	all of its assets included in the latest consolidated Financial Report provided by the Borrower,

free and clear of all third party rights, other than those disclosed in those Financial Reports or Permitted Encumbrances;

(p)	Secured Property:

(1)	there is no Encumbrance over any of its Secured Property, other than a Permitted Encumbrance; and

(2)	no person holds an interest in its Secured Property other than under a Permitted Encumbrance;

(q)	no immunity: no Transaction Party enjoys, nor do any Transaction Party’s assets enjoy, immunity from suit or execution;

(r)	not a trustee: no Transaction Party enters into any Document as trustee of any trust or settlement;

(s)	solvency: each Transaction Party is solvent and is able to pay its debts as and when they become due;

(t)
commercial benefit: the entering into and performance by each Transaction Party of its obligations under the Documents to which it is expressed to be a party is for the commercial benefit of that Transaction Party and is in its commercial interests;

(u)	ownership interest: the Guarantor is currently the legal and beneficial owner of a 100% ownership interest in the Borrower;

(v)	Taxes and fees:

(1)
each Transaction Party has complied with all tax laws in all applicable jurisdictions and it has paid all Taxes due and payable by it (other than Contested Taxes), and no claims are being asserted against it in respect of any Taxes (other than Contested Taxes); and

(2)
each Transaction Party has paid all registration or other fees, costs and expenses in connection with the execution, performance and enforcement of the Documents, any transaction contemplated by a Document and any Authorizations;

(w)	group structure:

(1)	its only Subsidiaries are listed in the Group Structure Diagram; and

(2)	the Group Structure Diagram is true and correct in all respects and does not omit any material information or details; and

(x)	ERISA: no Transaction Party has an employee pension benefit plan covered by Title IV of ERISA or any related rules or regulations.

8.2	Projects representations and warranties

The Borrower represents and warrants to and for the benefit of each Finance Party that:

(a)	Mineral Rights: except as disclosed to the Agent:

(1)	as at the date of this agreement:

(A)
the Key Mineral Rights with respect to the Bullfrog Gold Project are legal, valid and continuing and confer on the Borrower the material rights required to enable it to develop and operate the Bullfrog Gold Project in accordance with the Corporate and Project Budget;

(B)	the Borrower is the legal and beneficial holder of the Mineral Rights described in Schedule 2;

(C)
the Key Mineral Rights with respect to the Newsboy Gold Project are legal, valid and continuing and the Borrower has the material rights required to enable it to develop and operate the Newsboy Gold Project in accordance with the Corporate and Project Budget; and

(D)	the Borrower has in all material respects complied with its obligations in connection with its Mineral Rights to the extent required to date;

(2)
with effect from the Final Option Date, to the best of its knowledge, information and belief having made all due enquires, the Borrower will be the legal and beneficial holder of the Mineral Rights described in Schedule 3;

(b)	Authorizations

(1)	the material Authorisations necessary for the current operations of the Projects are in place;

(2)	all fees due and payable in connection with those Authorisations have been paid; and

(3)	it is in compliance in all material respects with all material Authorisations in respect of itself and the Projects;

(c)	Project Documents:

(1)
no event has occurred or condition exists which would permit the cancellation, termination, forfeiture or suspension of a Project Document, nor is any party to a Project Document in default under any term of a Project Document in any material respect;

(2)
it has given to the Agent copies of all of the Project Documents, and all copies of the Project Documents and any other documents or agreements (including Authorizations) given by it or on its behalf to the Agent constitute true and complete copies and those documents and agreements are in full force and effect; and

(3)
the Project Documents contain the entire agreement of the parties to them as to the Projects and supersede all previous agreements and understandings in relation to those aspects of the Projects and there are no other material contracts, agreements or arrangements entered into by a Transaction Party in connection with the Projects;

(d)
Project Areas: the Project Areas comprise all of the land, licences and other rights which are required and necessary for the effective, proper and lawful development and operation of the Projects in accordance with the Corporate and Project Budget;

(e)
Environmental Bonding: the Environmental Bonding is the only environmental bonding required to be lodged in accordance with the requirements of any Environmental Law relating to the Projects or the Project Areas;

(f)
Environmental Liabilities: there are no material Environmental Liabilities affecting the Projects and there are no matters affecting the Projects which are likely to give rise to any material Environmental Liabilities;

(g)	royalties: the only royalties, overriding royalties or production payments in respect of a Mineral Right are the royalties payable under the terms of a Permitted Royalty;

(h)
other business: the Transaction Parties are not involved in and have not conducted and do not conduct any business other than exploration and mining  project development and activities incidental to exploration and mining project development; and

(i)
insurances: in respect of the Projects and the Project Assets, the Transaction Parties have complied with clause 9.25 and all insurance policies entered into in complying with that clause 9.25 are valid, binding and subsisting and all premiums due under those insurance policies have been paid in full.

8.3	Survival and repetition of representations and warranties

The representations and warranties given under this agreement:

(a)	survive the execution of each Transaction Document; and

(b)	are repeated on the date of each Funding Date and each Quarterly Date with respect to the facts and circumstances then subsisting until:

(1)	the Commitment is cancelled;

(2)	the Secured Moneys are unconditionally repaid in full; and

(3)	each Security Interest is discharged,

or the Agent otherwise agrees in writing.

8.4	Reliance by Finance Parties

The Borrower acknowledges that each Finance Party has entered into each Transaction Document to which it is a party in reliance on the representations and warranties given under this agreement.

9	Undertakings

9.1	Conduct of Projects

Each Transaction Party must ensure that there is no change to the scope of the Projects from that assumed in or contemplated in the Corporate and Project Budget, without the written consent of the Agent, and must ensure that:

(a)	the Projects are diligently developed and maintained in accordance with the Corporate and Project Budget, Good Industry Practice and the applicable Authorizations; and

(b)	the Project Assets are maintained in good condition.

9.2	Projects Covenants

(a)	Project Assets: Each Transaction Party must ensure that:

(1)	the Borrower owns all Project Assets with respect to the Bullfrog Gold Project;

(2)	no person has any right, title or interest in the Project Assets with respect to the Bullfrog Gold Project, other than the Borrower;

(3)	the Borrower owns all Project Assets with respect to the Newsboy Gold Project except for title to the Option Property which will be solely owned by the Borrower with effect from the Final Option Date;

(4)
no person has any right, title or interest in the Project Assets with respect to the Newsboy Gold Project, other than the Borrower except for Southwest Exploration, Inc. whose right, interest and title in the Project Assets with respect to the Newsboy Gold Project will cease in its entirety with effect from the Final Option Date;

(5)	the Borrower does not Dispose of, decrease or diminish its interest in the Project Assets without the prior written consent of the Agent; and

(6)
all Project Assets acquired after Financial Close, including by exercise of the Option, by acquisition of other Mineral Rights, or by staking of new mining claims, are added to the Secured Property and made subject to the Security Documents by amendment or supplementation of such Security Documents as reasonably requested by Financiers.

(b)
Force Majeure Event: Each Transaction Party must take all action as is reasonably available to it to cause any Force Majeure Event affecting a Project to be remedied as soon as possible after that Force Majeure Event occurs, but the party affected is not obliged to incur expenditure to overcome the events or circumstances which caused the Force Majeure Event which would make uneconomic (in the opinion of the Agent) the continued development of the Project.

(c)
access: Each Transaction Party must, at the request of the Agent, ensure that the Finance Parties and representatives of the Finance Parties on giving reasonable notice are allowed at all reasonable times and with reasonable frequency to have access to the Project Areas and the Project Assets to inspect any of the Project Assets and to inspect any books, records, data and information which are in the custody or possession of a Transaction Party. The Borrower must pay the costs of expenses of the Agent for:

(1)	one site visit to each Project each year by the Agent and its representatives and consultants; and

(2)	any other site visit to the Projects conducted when a Default has occurred and is continuing.

When exercising its rights under this clause, the Agent and any representatives or consultants of the Agent must comply with all safety requirements and site rules relating to the Projects.

9.3	Environmental issues

Each Transaction Party must:

(a)	comply in all material respects with all Environmental Laws;

(b)
obtain, at the appropriate time having regard to the status of the Projects, and comply in all material respects with all Environmental Approvals required in connection with the development and operation of the Projects; and

(c)	promptly notify the Agent of all material claims, complaints or notices concerning its compliance with Environmental Laws and Environmental Approvals.

9.4	Mineral Rights

(a)	Each Transaction Party must ensure that, from the date of this agreement, the Borrower:

(1)	has, and continues to have, good title to its Key Mineral Rights with respect to the Bullfrog Gold Project;

(2)	is entitled to acquire or have issued to it the Mineral Rights not presently held by it necessary for the development and operation of the Projects in accordance with the Corporate and Project Budget;

(3)
takes, or procures to be taken, all actions necessary to ensure that all conditions and requirements relating to the Key Mineral Rights and all other Mineral Rights with respect to the Projects are observed and performed and that the Key Mineral Rights and those other Mineral Rights with respect to the Projects remain valid and are in full force and effect; and

(4)	keeps its Key Mineral Rights and other Mineral Rights with respect to the Projects free of Encumbrances other than Permitted Encumbrances.

(b)	Each Transaction Party must ensure that, from the Final Option Date, the Borrower has, and continues to have, good title to the Key Mineral Rights with respect to the Newsboy Gold Project.

9.5	Corporate and Project Budget

A Transaction Party must not amend or change the Corporate and Project Budget without the Agent’s prior written consent.

9.6	Provision of information and reports

Each Transaction Party must ensure the Agent is provided with the following, which must, in the case of the information referred to in clauses 9.6(b), 9.6(c), 9.6(d) and 9.6(e), be in the form and contain information satisfactory to the Agent:

(a)	Financial Reports:

(1)	as soon as available and no later than 90 days after the end of each financial year, copies of the consolidated audited annual Financial Report of the Bullfrog Group for that financial year; and

(2)
as soon as available and no later than 45 days after each Quarterly Date, copies of the consolidated unaudited quarterly Financial Report of the Bullfrog Group for the Quarter ending on that Quarterly Date;

(b)	monthly reports: as soon as practicable and no later than 21 days after the end of each month, a report detailing as appropriate having regard to the status of development of the Projects:

(1)	the development of the Projects;

(2)	actual and forecast expenditure (including capital costs) relating to the Projects, and reconciliations and performance of the Projects against the current Corporate and Project Budget; and

(3)	other information in relation to the development of the Projects as the Agent may reasonably require;

(c)	Corporate and Project Budget: any proposed amendment, variation or change to the Corporate and Project Budget, for the approval of the Agent;

(d)	Proceeds Account reports: no later than 21 days after the end of each Quarter, a statement summarising all deposits to and withdrawals from the Proceeds Account;

(e)
environmental reports: no later than 5 Business Days after becoming aware of any Environmental Liability or breach or potential breach of any Environmental Law, a report detailing those Environmental Liabilities and breaches or potential breaches of Environmental Laws;

(f)	documents issued: promptly, notification of any filing by a Transaction Party under Securities Laws and copies of other non-filed documents sent to a Transaction Party’s shareholders;

(g)	Group Structure Diagram: an updated Group Structure Diagram on each occasion that the then current Group Structure Diagram becomes incorrect or misleading; and

(h)	other information: any other information which the Agent reasonably requests in relation to a Transaction Party or the Projects.

9.7	Proper accounts

Each Transaction Party must:

(a)	keep accounting records which give a true and fair view of its financial condition and state of affairs; and

(b)	ensure that the accounts it provides under clause 9.6 are prepared in accordance with the Accounting Standards.

9.8	Notices to the Agent

Each Transaction Party must notify the Agent promptly after it becomes aware of:

(a)	any Default occurring;

(b)	any material breach of, or material default under, any Document to which it is a party;

(c)
any material breach of any applicable license or law that could reasonably be expected to affect the validity or good standing of the Projects or the Project Assets, legal and beneficial title of the Borrower to its Project Assets, or the value of the Secured Property;

(d)	any event or circumstance which entitles a person to cancel, terminate or suspend any Mineral Rights, Environmental Approvals, Authorizations or a Project Document;

(e)
in respect of a Project, any revised estimate of proven and probable reserves or measured, indicated and inferred resources, each as construed, reported and calculated in accordance with the Canadian Institute of Mining (CIM) Definitions Standards on Mineral Resources and Mineral Reserves adopted by the CIM Council on 14 November 2004 and included by reference in Canadian National Instrument 43-101 (as amended from time to time);

(f)	any representation, warranty, action or statement made, or taken to be made, by it is or becomes false, misleading or incorrect;

(g)	any material breach of an Authorization;

(h)	any breach of, or claim being made against a Transaction Party under any Environmental Laws or Environmental Approvals;

(i)	any material notices given or received by a Transaction Party under any Project Document;

(j)	any litigation, arbitration, administration or other proceeding in respect of a Transaction Party, any of its assets or any Project Assets being commenced or threatened which:

(1)	is in excess of $500,000 (or the equivalent amount in another currency); or

(2)	if adversely determined would have or could reasonably be expected to have a Material Adverse Effect;

(k)	any Encumbrance that exists over any of its assets other than a Permitted Encumbrance;

(l)	any material dispute between a Transaction Party and a Government Agency or any proposal of any Government Agency to compulsorily acquire any of its assets or the Project Assets;

(m)	the acquisition by a Transaction Party of a Subsidiary;

(n)	the acquisition by a Transaction Party, or any Subsidiary of a Transaction Party, of any interest in real property; and

(o)	any material land claims or other claims with respect to the Projects, Project Areas or the Project Assets and any material dispute with landowners located in or around the Project Areas.

9.9	Corporate existence

Each Transaction Party must ensure that it:

(a)	does everything necessary to maintain its corporate existence in good standing;

(b)	does not transfer its jurisdiction of incorporation without the prior written consent of the Agent; and

(c)	does not enter into or implement any merger, demerger, scheme of arrangement, amalgamation, consolidation, restructuring or reconstruction without the Agent’s prior written consent.

9.10	Proceeds Account

Each Transaction Party must ensure that at all times from the date of Financial Close until the Repayment Date, the cash balance in the Proceeds Account is no less than $500,000.

9.11	Listing Plan

Each Transaction Party must ensure that the Guarantor:

(a)	seeks a listing on an Acceptable Exchange in accordance with the Listing Plan no later than 12 months from the date of Financial Close; and

(b)	promptly upon request from the Financier, transfers any Warrant Shares to the Acceptable Exchange on which the Guarantor is listed following implementation of the Listing Plan.

9.12	Compliance

Each Transaction Party must comply with all its obligations under each Document to which it is a party.

9.13	Maintenance of capital

A Transaction Party must not, without the Agent’s prior written consent:

(a)	reduce or pass a resolution to reduce its capital;

(b)	buy-back or pass a resolution to buy-back, any of its shares or member ownership interests (as applicable); or

(c)	attempt or take any steps to do anything which it is not permitted to do under clauses 9.13(a) or 9.13(b).

9.14	Compliance with laws and Authorizations

(a)
Each Transaction Party must comply with all laws and legal requirements, including each judgement, award, decision, finding or any other determination of a Government Agency, which applies to it or any of its assets.

(b)	Each Transaction Party must make all filings, notifications, recordings and registrations with Government Agencies as required by Securities Laws, Mining Laws, Tax laws or any other applicable laws.

(c)	Each Transaction Party must obtain, maintain and comply with, all Authorizations required:

(1)	for the enforceability against it of each Document to which it is a party, or to enable it to perform its obligations under each Document to which it is a party;

(2)	in relation to it or any of its assets; and

(3)	for the development and operation of the Projects.

(d)	Each Transaction Party must ensure that no Authorization referred to in clause 9.14(b) is cancelled reduced or suspended.

(e)	Each Transaction Party must not do anything which would prevent the renewal of any Authorization referred to in clause 9.14(b) or cause it to be renewed on less favourable terms.

9.15	ERISA

Each Transaction Party must not adopt any employee pension plan covered by ERISA or any related rules or regulations, without the prior written consent of the Agent.

9.16	Payment of debts, outgoings and Taxes

(a)	Each Transaction Party must pay or causes to be paid:

(1)
its debts and financial obligations including all rates, rents and other outgoings when due and payable, except where it is contesting its liability to pay that debt or financial obligation, and has reasonable grounds to do so, in good faith in appropriate proceedings satisfactory to the Agent;

(2)	all Taxes when due, other than Contested Taxes; and

(3)
all Contested Taxes when the terms of any final determination or settlement require those Contested Taxes to be paid, unless failure to pay any Contested Taxes may have a Material Adverse Effect, in which case those the Contested Taxes must be paid on demand.

(b)	Each Transaction Party must set aside sufficient reserves to cover any Contested Taxes.

9.17	Project Documents

(a)	Each Transaction Party must not, without the prior written consent of the Agent:

(1)	amend or vary, or agree to an amendment or variation of;

(2)	terminate, rescind or discharge (except by performance);

(3)	grant any waiver, time or indulgence in respect of any obligation under;

(4)	do or omit to do anything which may adversely affect the provisions or operation of; or

(5)	do or omit to do anything which would give any other person legal or equitable grounds to do anything in clause 9.17(a)(1) to (4) in respect of,

any Project Document to which it is a party.

(b)
If a Transaction Party proposes to enter into a Material Agreement, the Agent may request the Transaction Party and each other party to the Material Agreement to enter, into a side agreement or tripartite agreement between the Finance Parties, the relevant Transaction Party and each other party to that Material Agreement in form and substance satisfactory to the Agent.

(c)
If the Agent makes a request under clause 9.17(b) that a side agreement or tripartite agreement be entered into in respect of a Material Agreement, the Transaction Party may not enter into that Material Agreement unless a side agreement or tripartite agreement has been entered into between the Finance Parties, the relevant Transaction Party and each other party to that Material Agreement in form and substance satisfactory to the Agent.

(d)	The parties agree that no term contained in a side agreement or tripartite agreement affects the rights and obligations of the parties under any other Transaction Document.

(e)	Each Transaction Party must do all things necessary to enforce all of its rights, powers and remedies under each Project Document to which it is a party where it is commercially prudent to do so.

(f)
Each Transaction Party must not enter into any agreement relating to the development and operation of a Project or any other agreement or contract which relates to a Project where the aggregate amount of payments to be made under that agreement or contract is anticipated to exceed $500,000, without the prior written consent of the Agent.

9.18	Amendments to constitution

A Transaction Party must not amend its articles of incorporation, articles of organization, by-laws, constitution, operating agreement, or other organizational or formation documents without the Agent’s prior written consent, which consent must not be unreasonably withheld.

9.19	Negative pledge and disposal of assets

(a)	A Transaction Party must not, create or allow to exist or agree to any interest or Encumbrance over any of its assets other than a Permitted Encumbrance.

(b)	A Transaction Party must not, without the prior written consent of the Agent, Dispose of any of its assets other than a Disposal which is Permitted Disposal.

(c)
A Transaction Party must not allow any other person to have a right or power to receive or claim any rents, profits, receivables, money or moneys worth (whether capital or income) in respect of its assets other than under a Permitted Encumbrance or Permitted Royalty.

(d)
A Transaction Party must not enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts, except for a netting or set-off arrangement in the ordinary course of its ordinary banking arrangements for the purpose of netting debit and credit balances.

(e)	A Transaction Party must not enter into any arrangement which, if complied with, would prevent any Transaction Party from complying with its obligations under the Transaction Documents.

(f)
Each Transaction Party must ensure that the Guarantor does not Dispose of any of its ownership interest in the Borrower or any other ownership interest or shares it owns in another Subsidiary of the Borrower without the prior written consent of the Financier.

9.20	No change to business

Each Transaction Party must:

(a)	operate its business in accordance with the Corporate and Project Budget; and

(b)
not engage in any business other than, or do anything which would result in substantial changes to, its existing core businesses and operations of exploration and mining project development and activities incidental to exploration and mining project development, except with the prior written consent of the Agent.

9.21	Financial accommodation and Financial Indebtedness

(a)
A Transaction Party must not subscribe for capital in an entity, provide any financial accommodation, or give any Surety Obligation in respect of any financial accommodation, to or for the benefit of any person, other than Permitted Financial Accommodation.

(b)	A Transaction Party must not incur any Financial Indebtedness other than Permitted Financial Indebtedness.

9.22	Arm’s length transactions

A Transaction Party must not:

(a)	enter into an agreement with any Person (other than an inter-company loan to another Transaction Party in accordance with paragraph 2 of the definition of Permitted Financial Accommodation);

(b)	acquire or Dispose of an asset;

(c)	obtain or provide a service;

(d)	obtain a right or incur an obligation; or

(e)	implement any other transaction,

unless it does so on terms which are no less favourable to it than arm’s length terms.

9.23	Restrictions on Distributions and fees

A Transaction Party must not:

(a)	make any Distribution; or

(b)	pay any director fees, management fees, consultancy fees or other like payments to any director or Affiliate of a Transaction Party unless those fees or other payments are:

(1)	reasonable and no more or less favourable than it is reasonable to expect would be the case if the relevant persons were dealing with each other on arm’s length terms; or

(2)	paid with the Agent’s prior written consent.

9.24	Undertakings regarding Secured Property

Each Transaction Party must:

(a)	maintenance of the Secured Property:

(1)	maintain and protect its property;

(2)	keep its property in a good state of repair and in good working order allowing for fair wear and tear;

(3)	remedy every material defect in its title to any part of its property;

(4)	take or defend all legal proceedings to protect or recover any of its Secured Property; and

(5)	keep its property valid and subsisting and free from liability to forfeiture, cancellation, avoidance or loss;

(b)	further security:

(1)
do anything which the Agent reasonably requests which more satisfactorily charges or secures the priority of its Security Interests, or secures to the Financier its Secured Property in a manner consistent with any provision of a Transaction Document, or aids in the exercise of any Power of a Finance Party, including, the execution of any document, the delivery of Title Documents or the execution and delivery of blank transfers; and

(2)
within 10 Business Days of the Final Option Date, enter into an agreement under which it grants, in favour of the Finance Parties, a security interest in the Mineral Rights for the Newsboy Gold Project;

(c)
Title Documents: deposit with the Agent all the Title Documents it holds or is entitled to hold in respect of any of its Secured Property which is subject to a fixed charge, mortgage, a pledge or similar kind of security interest created under the Security Documents immediately on:

(1)	its execution of a Security Document; and

(2)	acquisition of any asset which forms part of its Secured Property and is subject to that charge, mortgage, pledge or similar kind of security interest;

(d)
registration and protection of security: ensure that the Security Documents are registered, recorded, and filed in all registers in all jurisdictions in which they must be registered, recorded or filed to ensure the enforceability, validity and priority of the Security Interests against all persons and to be effective as a security interest;

(e)
no partnership or joint venture: do not enter into any profit sharing arrangement in relation to its property or any partnership or joint venture with any other person without the Agent’s written consent, other than a Permitted Royalty; and

(f)
no Encumbrances: cause any Encumbrance which is filed or recorded in respect of its property, other than a Permitted Encumbrance, to be removed as soon as reasonably practicable but in any event within 10 Business Days after the date that it becomes aware of its existence.

9.25	Insurance

(a)	General requirements: Each Transaction Party must insure and keep insured its property:

(1)	for amounts and against risks in accordance with Good Industry Practice;

(2)	against damage, destruction and any other risk to their full replacement value;

(3)	against workers’ compensation and public liability; and

(4)	for any other risk to the extent and for the amounts the Agent may reasonably require and notify to the Transaction Party from time to time.

(b)	Payment of premiums: Each Transaction Party must punctually pay all premiums and other amounts necessary to effect and maintain in force each insurance policy.

(c)	Contents of insurance policy: Each Transaction Party must ensure that every insurance policy:

(1)	is taken out in the name of a Transaction Party, and in the case of the Borrower, notes each Finance Party as an insured and insures each of their insurable interests;

(2)	in the case of the Borrower, names the Agent as the loss payee;

(3)
provides that it cannot be terminated or varied by the insurer for any reason including the non-payment of the premium or any other amount in respect of the insurance policy, unless the Agent is given 10 days prior written notice for non-payment of the relevant premium or 30 days prior written notice for any other reason for termination or variation of the relevant insurance policy;

(4)
provides that notice of any occurrence given by one insured party will be regarded as notice given by all insured parties and that failure by one insured party to observe and fulfil the conditions of the policy will not prejudice the rights of any other insured party;

(5)
in the case of the Borrower, insures the Finance Parties interest up to the limits of the policy regardless of any breach or vitiation by any Transaction Party or any other insured person (whichever is applicable) of any warranties, declarations or conditions contained in that policy; and

(6)
includes any other terms and conditions which the Agent may reasonably require, unless the insurer does not agree to those terms and conditions after the Transaction Party has used its commercially reasonable efforts to obtain them.

(d)
Reputable insurer: Each insurance policy required under this clause must be taken out with a reputable and substantial insurer approved by the Agent (whose approval is not to be unreasonably withheld).

(e)	No prejudice: A Transaction Party must not do or omit to do, or allow or permit to be done or not done, anything which may materially prejudice any insurance policy.

(f)	Deliver documents: Each Transaction Party must promptly deliver to the Agent:

(1)	adequate evidence as to the existence and currency of the insurances required under this clause 9.25; and

(2)	any other detail which the Agent may reasonably require and notify to the Transaction Party from time to time.

(g)	No change to policy: No insurance policy may be varied, rescinded, terminated, cancelled or changed in a material respect without the Agent’s written consent.

(h)	Full disclosure: Before entering into each insurance policy, each Transaction Party must disclose to the insurer all facts which are material to the insurer’s risk.

(i)
Assistance in recovery of money: Each Transaction Party must do all things reasonably required by a Finance Party to enable the Finance Party to recover any money due in respect of an insurance policy.

(j)	Notification by Security Provider: Each Transaction Party must notify the Agent as soon as reasonably practicable after it becomes aware of:

(1)	an event which in relation to the property of a Transaction Party gives rise to a claim of $500,000 or more under an insurance policy; and

(2)	the cancellation or variation for any reason of any insurance policy in relation to the property of a Transaction Party.

(k)	Dealing with insurance policy proceeds:

(1)
If a claim with respect to property is greater than $500,000, or if a claim with respect to property is less than $500,000 but the Agent determines that there are not sufficient funds available to the Transaction Party to ensure that the Transaction Party can pay or repay any part of the Secured Moneys due and payable by it, the Agent may direct that insurance claim, to irrevocably authorize, instruct and direct the insurer to pay the proceeds of that claim to up to the amount of the Secured Moneys to the Financier.

(2)
If an Event of Default has occurred and is continuing, the proceeds in respect of any insurance policy must be used to repay the Secured Moneys outstanding at that time or for any other purpose which the Agent approves.

(3)
The proceeds in respect of any claim under an insurance policy in respect of lost, destroyed or damaged property of a Transaction Party that are not being applied in accordance with clauses 9.25(k)(1) and 9.25(k)(2), must be applied towards the reinstatement of that property.

(4)
Clauses 9.25(k)(1), (2) and (3) do not apply to proceeds received from any workers’ compensation or public liability policy to the extent that the proceeds are paid to a person entitled to be compensated under the workers’ compensation or public liability policy.

(5)
Any amount received by the Agent in accordance with clauses 9.25(k)(1) or 9.25(k)(2) may be applied by the Agent as a mandatory prepayment of the Principal Outstanding, and clause 3.6 will apply to the prepayment.

(l)
Power to take proceedings: if an Event of Default has occurred and is continuing and a Receiver has not been appointed, the Agent alone has full power to make, enforce, settle, compromise, sue on and discharge all claims and recover and receive all moneys payable in respect of:

(1)	any claim under any insurance policy; and

(2)	any compensation claim in respect of any injury to an employee of a Finance Party, Receiver or Attorney suffered while exercising or attempting to exercise any Power.

9.26	Newsboy Gold Project Option

If the Borrower, or any other Transaction Party, exercises the Option, the Borrower will immediately:

(a)	notify the Agent in writing of the exercise of the Option; and

(b)
grant, in favour of the Finance Parties, a first priority deed of trust over the Option Property on terms acceptable to the Finance Parties, which are substantially the same terms as the Bullfrog Gold Project Deed of Trust.

9.27	Term of undertakings

Unless the Agent otherwise agrees in writing, until:

(a)	the Commitment is cancelled;

(b)	the Secured Moneys are unconditionally paid in full; and

(c)	each Security Interest is discharged,

each Transaction Party must, at its own cost, comply with its undertakings in this clause 9.

10	Proceeds Account

10.1	Establishment of Proceeds Account

The Borrower covenants and agrees with the Agent:

(a)
to establish and maintain a Dollar denominated interest bearing account located in the United States of America in a place and with a bank or financial institution acceptable to the Agent, that account to be called ‘Standard Gold Corp.– Proceeds Account’;

(b)
to maintain the Proceeds Account in the location and with the bank or financial institution at which each of that account was originally established and not change that account to another bank or financial institution without the Agent’s prior written consent;

(c)	to cause all interest and other earnings on the Proceeds Account to be credited to that account; and

(d)	to deal with the amounts standing to the credit of the Proceeds Account in accordance with this clause 10 and not otherwise.

10.2	Flow of funds from Proceeds Account

(a)	The Borrower must deposit, or cause to be deposited, directly into the Proceeds Account:

(1)	the proceeds of all Funding Portions; and

(2)	any money received in connection with a Project (including proceeds of sales of assets and insurance proceeds).

(b)	The Borrower must not make a withdrawal from the Proceeds Account for any purpose at any time unless:

(1)	the Borrower has provided the Agent with a notice setting out:

(A)	the amount of the proposed withdrawal;

(B)	the purpose for which the funds will be used; and

(C)	the nature and extent to which the use of the funds deviates from the approved Corporate and Project Budget,

(Withdrawal Notice);

(2)	the withdrawal is made for payment of amounts payable within the next following 30 day period as set out in the approved Corporate and Project Budget; and

(3)	the Agent has approved the withdrawal in writing,

and at the time of the proposed withdrawal, no Default or Review Event has occurred and is continuing, or would occur as a result of making the withdrawal.

11	Events of Default and Review Events

11.1	Events of Default

It is an Event of Default, whether or not it is within the control of a Transaction Party, if:

(a)
failure to pay: the Borrower fails to pay or repay any part of the Secured Moneys when due and payable by it, unless its failure to pay is caused by administrative or technical error beyond the control of the Borrower and payment is made within 3 Business Days of the due date;

(b)
other failure: the Borrower fails to perform any undertaking or obligation of it under any Transaction Document (other than as described in clause 11.1(a)) and, where that failure is remediable, the Borrower does not remedy the failure within 10 Business Days (or such longer period as may be agreed between the parties) after the Borrower becomes aware of the failure or receives a notice from the Agent specifying the failure;

(c)	Key Mineral Rights: a Key Mineral Right is terminated or otherwise ceases to be in full force and effect;

(d)
Project Documents: any party to a Project Document fails to perform or observe any of its material undertakings or obligations under a Project Document and that party does not remedy the failure within the grace period stated in the Project Document or, if no grace period is stated, within 15 Business Days;

(e)	Authorizations: the Borrower fails to maintain and comply in all material respects with all applicable Authorizations that relate to the development and operation of a Project;

(f)	abandonment: all or any material part of a Project is abandoned;

(g)	ownership interest: the Guarantor ceases to hold an ownership interest in the Borrower of 100%;

(h)
destruction of Secured Property: all or a material part of the property of a Transaction Party is destroyed, lost or damaged beyond repair or proves to be materially defective in circumstances not covered fully by any insurance in favour of a Transaction Party;

(i)
expropriation: any property of a Transaction Party is seized, nationalised, compulsorily acquired or expropriated by, or by order of, a Government Agency or under any law or a Government Agency orders the sale, vesting or divesting of any part of the property of a Transaction Party, or a restraint, restriction, prohibition, intervention, law, decree or other order of a Government Agency or any other matter or thing occurs which wholly or partially prevents or hinders:

(1)	the performance by a Transaction Party of any of its obligations under a Document; or

(2)	the development or operation of a Project or the Project Assets;

(j)
misrepresentation: any representation or warranty or statement made, or taken to have been made in accordance with clause 8.3, under or in connection with a Transaction Document is found to have been incorrect or misleading when made or repeated, or taken to have been made or repeated, and, if the circumstances giving rise to the misrepresentation are remediable, a Transaction Party does not remedy the circumstances giving rise to the breach within 10 Business Days after that representation or warranty or statement was made or taken to have been made;

(k)
acceleration of payments: a Transaction Party does anything which constitutes an event, whatever called, which causes or enables the acceleration of a payment to be made under a Document, or the enforcement or termination or rescission of a Document;

(l)	cross default: any Financial Indebtedness of a Transaction Party in an amount in excess of $250,000:

(1)	becomes due and payable, or becomes capable of being declared due and payable, before the scheduled date for payment; or

(2)	is not paid when due (after taking into account any applicable grace period);

(m)	Encumbrance: any Encumbrance is enforced, or becomes capable of being enforced, against an asset of a Transaction Party;

(n)
judgment: a judgment in an amount exceeding $250,000 is obtained against a Transaction Party and is not set aside, stayed pending the outcome of an appeal (for so long as it is stayed) or satisfied within 10 Business Days;

(o)
execution: a distress, attachment, execution or other process of a Government Agency is issued against, levied or entered upon an asset of a Transaction Party in an amount exceeding $250,000 and is not set aside or satisfied within 10 Business Days;

(p)	winding up: any of the following occur:

(1)	an application is made;

(2)	an order is made; or

(3)	a resolution is passed or any steps are taken to pass a resolution,

for the winding up of any Transaction Party;

(q)	administration, liquidation, receivership etc: any of the following occur:

(1)
an administrator, liquidator, provisional liquidator, receiver, receiver and manager, official manager, trustee, controller or similar official is appointed, or any steps are taken to that appointment; or

(2)
a resolution to appoint an administrator, liquidator, provisional liquidator, receiver, receiver and manager, official manager, trustee, controller or similar official is passed, or any steps are taken to pass a resolution to that appointment, to a Transaction Party or over the assets of a Transaction Party;

(r)	dissolution: a Transaction Party is dissolved, or any steps are taken to dissolve a Transaction Party under any applicable law;

(s)	suspends payment: a Transaction Party suspends payment of its debts generally;

(t)	insolvency: a Transaction Party:

(1)	is unable to pay its debts when they are due;

(2)	states that it is insolvent or unable to pay its debts when they are due; or

(3)	is presumed to be insolvent in accordance with the Debtor Relief Laws;

(u)	arrangements: a Transaction Party enters into or resolves to enter into any arrangement, composition or compromise with, or assignment for the benefit of, any of its creditors;

(v)	reorganisation: a Transaction Party breaches clause 9.9(c);

(w)	ceasing business: a Transaction Party ceases to carry on business;

(x)	unenforceability:

(1)	a material provision of a Document is illegal, void, voidable or unenforceable;

(2)	any person becomes entitled to terminate, rescind or avoid any material provision of any Document; or

(3)	the execution, delivery or performance of a Document by a Transaction Party breaches or results in a contravention of any law in any material respect;

(y)	suspension: the Shares are suspended from quotation on an Exchange for more than 10 consecutive trading days; or

(z)	Material Adverse Effect: any event occurs which has or is likely to have a Material Adverse Effect.

11.2	Effect of Event of Default

(a)	If an Event of Default occurs and while it is continuing the Agent may, by notice to the Borrower declare that:

(1)	the Secured Moneys are immediately due and payable; or

(2)	the Commitment is cancelled,

or make each of the declarations under clauses 11.2(a)(1) and 11.2(a)(2).

(b)	The Borrower must immediately repay the Secured Moneys on receipt of a notice under clause 11.2(a)(1).

(c)
Despite the foregoing, and without limiting the provisions of any Transaction Document, if an Event of Default described in clause 11.1(q) occurs in relation to a Transaction Party, the Commitment will be automatically cancelled and all Secured Money will become immediately due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of non-payment, protest, notice of protest, grace, notice of dishonour, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are by this clause expressly waived by the Borrower.

11.3	Transaction Parties to continue to perform

(a)	If the Agent makes a declaration under clause 11.2 or a gives a notice under clause 11.5(d):

(1)	the declaration or notice does not affect the obligations of the Borrower under the Transaction Documents; and

(2)
the Borrower must continue to perform its obligations under the Transaction Documents as if the declaration had not been made or the notice had not been given, subject to any directions given by a Finance Party under any Transaction Document.

(b)	Clause 11.3(a) does not affect the Borrower’s obligations under clause 11.2.

11.4	Enforcement

(a)	The Transaction Documents may be enforced without notice to a Transaction Party or any other person even if:

(1)	a Finance Party accepts any part of the Secured Moneys after an Event of Default; or

(2)	there has been any other Event of Default.

(b)
No Finance Party is liable to the Borrower for any Loss the Borrower may suffer, incur or be liable for arising out of or in connection with a Finance Party exercising any Power, except to the extent specifically set out in a Transaction Document.

11.5	Review Event

(a)	It is a Review Event if there is a change in:

(1)	Control of the Guarantor; or

(2)	the composition of the board of the Guarantor.

(b)	The Borrower or the Guarantor must notify the Agent as soon as it becomes aware of the occurrence of a Review Event.

(c)	The Financier has the right to review the Facility for a period of 60 days from the date on which the Agent receives a notice under clause 11.5(a) or becomes aware of the occurrence of a Review Event.

(d)
If the Financier decides that it does not wish to continue to provide the Facility following the occurrence of a Review Event, it must give written notice to that effect to the Borrower within the 60 day review period referred to in clause 11.5(c). The notice must state a date (not earlier than 90 days from the date of the service of the notice) by which the Secured Moneys must be paid in full, and the Borrower must pay the Secured Moneys to the Agent in full on the date stated in the notice.

12	Increased costs and illegality

12.1	Increased costs

(a)	If the Financier determines that any Change in Law affecting it or any of its Affiliates directly or indirectly:

(1)	increases the effective cost to the Financier of performing its obligations under the Transaction Documents or funding or maintaining the Commitment or the Principal Outstanding;

(2)	reduces any amount received or receivable by the Financier under the Transaction Documents; or

(3)	in any other way reduces the effective return to the Financier or any Affiliate under the Transaction Documents or the overall return on capital of the Financier or any Affiliate,

(each an Increased Cost), the Borrower must pay to the Financier on demand compensation for the Increased Cost to the extent attributed by the Financier or Affiliate (using the methods it considers appropriate) to the Financier’s obligations under the Transaction Documents or the funding or maintenance of the Commitment or the Principal Outstanding.

(b)	A claim under clause 12.1(a) is, in the absence of manifest error, sufficient evidence of the amount to which the Finance Party is entitled under clause 12.1(a) unless the contrary is proved.

(c)
If the Borrower receives a demand from the Financier under clause 12.1(a), the Borrower may, by written notice to the Agent on or before the date which is 20 Business Days after the date of that demand, cancel the Commitment and prepay the Secured Moneys in full.

(d)
A notice under clause 12.1(c) is irrevocable and the Borrower must, on the date which is 40 Business Days after the date that the notice is given, pay to the Agent on account of the Financier the Secured Moneys in full.

12.2	Illegality

(a)
If any Change in Law or other event makes it illegal for the Financier to perform its obligations under the Transaction Documents or fund or maintain the Commitment, the Financier may by notice to the Borrower:

(1)	suspend its obligations under the Transaction Documents for the duration of the illegality; or

(2)
by notice to the Borrower, cancel the Commitment and require the Borrower to repay the Secured Moneys in full on the date which is 40 Business Days after the date on which the Financier gives the notice or any earlier date required by, or to comply with, the applicable law.

(b)
A notice under clause 12.2(a)(2) is irrevocable and the Borrower must, on the repayment date determined under clause 12.2(a)(2), pay to the Agent on account of the Financier the Secured Moneys in full.

12.3	Reduction of Commitment

The Commitment is reduced by any amount of Secured Moneys paid under this clause 12, and accordingly an amount paid under this clause 12 may not be redrawn.

12.4	Patriot Act

Each Finance Party and the Agent (for itself and not on behalf of any other Finance Party) hereby notifies the Transaction Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Transaction Party, which information includes the name and address of that Transaction Party and other information that will allow that Finance Party or the Agent, as applicable, to identify that Transaction Party in accordance with the Patriot Act. The Borrower shall provide, to the extent commercially reasonable, any information and take any actions as are reasonably requested by the Agent or any Finance Party in order to assist the Agent and the Finance Parties in maintaining compliance with the Patriot Act.

13	Guaranty and indemnity

13.1	Guaranty

The Guarantors unconditionally and irrevocably guarantees to the Financier the payment of the Secured Moneys.

13.2	Payment

(a)
If the Secured Moneys are not paid when due, each Guarantor must immediately on demand from the Financier pay to the Financier the Secured Moneys in the same manner and currency as the Secured Moneys are required to be paid.

(b)	A demand under clause 13.2(a) may be made at any time and from time to time.

13.3	Securities for other money

The Financier may apply any amounts received by it or recovered under any:

(a)	Collateral Security; or

(b)	other document or agreement,

which is a security for any of the Secured Moneys and any other money in the manner it determines in its absolute discretion.

13.4	Amount of Secured Moneys

(a)	This clause 13 applies to any amount which forms part of the Secured Moneys from time to time.

(b)	The obligations of each guarantor under this clause 13 extends to any increase in the Secured Moneys as a result of:

(1)	any amendment, supplement, renewal or replacement of any Transaction Document to which a Transaction Party and the Financier is a party; or

(2)	the occurrence of any other thing arising under or in connection with any Transaction Document.

(c)	Clause 13.4(b):

(1)
applies regardless of whether any Guarantor is aware of or consented to or is given notice of any amendment, supplement, renewal or replacement of any agreement to which a Transaction Party and the Financier is a party or the occurrence of any other thing; and

(2)	does not limit the obligations of any Guarantor under this clause 13.

13.5	Proof by Financier

In the event of the liquidation of a Transaction Party, each Guarantor authorizes the Financier to prove for all money which any Guarantor has paid or is or may be obliged to pay under any Transaction Document, any other document or agreement or otherwise in respect of the Secured Moneys.

13.6	Avoidance of payments

(a)	If any payment, conveyance, transfer or other transaction relating to or affecting the Secured Moneys is:

(1)	void, voidable or unenforceable in whole or in part; or

(2)	claimed to be void, voidable or unenforceable and that claim is upheld, conceded or compromised in whole or in part,

the liability of each Guarantor under this clause 13 and any Power is the same as if:

(3)	that payment, conveyance, transfer or transaction (or the void, voidable or unenforceable part of it); and

(4)	any release, settlement or discharge made in reliance on any thing referred to in clause 13.6(a)(3),

had not been made and each Guarantor must immediately take all action and sign all documents necessary or required by the Financier to restore to the Financier the benefit of this clause 13 and any Encumbrance held by the Financier immediately before the payment, conveyance, transfer or transaction.

(b)	Clause 13.6(a) applies whether or not the Financier knew, or ought to have known, of anything referred to in clause 13.6(a).

13.7	Indemnity for avoidance of Secured Moneys

(a)	If any of the Secured Moneys (or money which would have been Secured Moneys if it had not been irrecoverable) are irrecoverable by the Financier from:

(1)	any Transaction Party; or

(2)	a Guarantor on the footing of a guaranty,

the Guarantors jointly and severally, unconditionally and irrevocably, and as a separate and principal obligation:

(3)	indemnifies the Financier against any Loss suffered, paid or incurred by the Financier in relation to the non payment of that money; and

(4)	must pay the Financier an amount equal to that money.

(b)	Clause 13.7(a) applies to the Secured Moneys (or money which would have been Secured Moneys if it had not been irrecoverable) which are or may be irrecoverable irrespective of whether:

(1)	they are or may be irrecoverable because of any event described in clause 13.12;

(2)	they are or may be irrecoverable because of any other fact or circumstance;

(3)	the transactions or any of them relating to that money are void or illegal or avoided or otherwise unenforceable; and

(4)	any matters relating to the Secured Moneys are or should have been within the knowledge of the Financier.

13.8	No obligation to marshal

The Financier is not required to marshal or to enforce or apply under or appropriate, recover or exercise:

(a)	any Encumbrance, Surety Obligation or Collateral Security or other document or agreement held, at any time, by or on behalf of that or the Financier; or

(b)	any money or asset which the Financier, at any time, holds or is entitled to receive.

13.9	Non-exercise of Guarantor’s rights

A Guarantor must not exercise any rights it may have inconsistent with this clause 13.

13.10	Principal and independent obligation

(a)	This clause 13 is:

(1)	a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation; and

(2)
independent of and not in substitution for or affected by any other Collateral Security which the Financier may hold in respect of the Secured Moneys or any obligations of any Transaction Party or any other person.

(b)	This clause 13 is enforceable against a Guarantor:

(1)	without first having recourse to any Collateral Security;

(2)
whether or not the Financier has made demand on any Transaction Party (other than any demand specifically required to be given, or notice required to be issued, to a Guarantor under clause 13.2 or any other provision of a Transaction Document);

(3)	whether or not the Financier has given notice to any Transaction Party or any other person in respect of any thing;

(4)	whether or not the Financier has taken any other steps against any Transaction Party or any other person;

(5)	whether or not any Secured Moneys is then due and payable; and

(6)	despite the occurrence of any event described in clause 13.12.

13.11	Suspense account

(a)	The Financier may apply to the credit of a suspense account any:

(1)	amounts received under this clause 13;

(2)	dividends, distributions or other amounts received in respect of the Secured Moneys in any liquidation; and

(3)	other amounts received from a Guarantor, a Transaction Party or any other person in respect of the Secured Moneys.

(b)	The Financier may retain the amounts in the suspense account for as long as it determines and is not obliged to apply them in or towards satisfaction of the Secured Moneys.

13.12	Unconditional nature of obligations

(a)
This clause 13 and the obligations of each Guarantor under the Transaction Documents are absolute, binding and unconditional in all circumstances, and are not released or discharged or otherwise affected by anything which but for this provision might have that effect, including:

(1)	the grant to any Transaction Party or any other person at any time, of a waiver, covenant not to sue or other indulgence;

(2)	the release (including a release as part of any novation) or discharge of any Transaction Party or any other person;

(3)	the cessation of the obligations, in whole or in part, of any Transaction Party or any other person under any Transaction Document or any other document or agreement;

(4)	the liquidation of any Transaction Party or any other person;

(5)	any arrangement, composition or compromise entered into by the Financier, any Transaction Party or any other person;

(6)	any Transaction Document or any other document or agreement being in whole or in part illegal, void, voidable, avoided, unenforceable or otherwise of limited force or effect;

(7)
any extinguishment, failure, loss, release, discharge, abandonment, impairment, compounding, composition or compromise, in whole or in part of any Transaction Document or any other document or agreement;

(8)	any Collateral Security being given to the Financier by any Transaction Party or any other person;

(9)	any alteration, amendment, variation, supplement, renewal or replacement of any Transaction Document or any other document or agreement;

(10)	any moratorium or other suspension of any Power;

(11)	the Financier, a Receiver or Attorney exercising or enforcing, delaying or refraining from exercising or enforcing, or being not entitled or unable to exercise or enforce any Power;

(12)	the Financier obtaining a judgment against any Transaction Party or any other person for the payment of any of the Secured Moneys;

(13)	any transaction, agreement or arrangement that may take place with the Financier, any Transaction Party or any other person;

(14)
any payment to the Financier, a Receiver or Attorney, including any payment which at the payment date or at any time after the payment date is in whole or in part illegal, void, voidable, avoided or unenforceable;

(15)	any failure to give effective notice to any Transaction Party or any other person of any default under any Transaction Document or any other document or agreement;

(16)	any legal limitation, disability or incapacity of any Transaction Party or of any other person;

(17)	any breach of any Transaction Document or any other document or agreement;

(18)	the acceptance of the repudiation of, or termination of, any Transaction Document or any other document or agreement;

(19)	any Secured Moneys being irrecoverable for any reason;

(20)	any disclaimer by any Transaction Party or any other person of any Transaction Document or any other document or agreement;

(21)	any assignment, novation, assumption or transfer of, or other dealing with, any Powers or any other rights or obligations under any Transaction Document or any other document or agreement;

(22)	the opening of a new account of any Transaction Party with the Financier or any transaction on or relating to the new account;

(23)	any prejudice (including material prejudice) to any person as a result of anything done or omitted by the Financier, any Transaction Party or any other person;

(24)
any prejudice (including material prejudice) to any person as a result of the Financier, a Receiver, Attorney or any other person selling or realising any property the subject of a Collateral Security at less than the best price;

(25)
any prejudice (including material prejudice) to any person as a result of any failure or neglect by the Financier, a Receiver, Attorney or any other person to recover the Secured Moneys from any Transaction Party or by the realisation of any property the subject of a Collateral Security;

(26)	any prejudice (including material prejudice) to any person as a result of any other thing;

(27)	the receipt by the Financier of any dividend, distribution or other payment in respect of any liquidation;

(28)	the capacity in which a Transaction Party executed a Transaction Document not being the capacity disclosed to the Financier before the execution of the Transaction Document;

(29)	the failure of any other Guarantor or any other person who is intended to become a co-surety or co-indemnifier of that Guarantor to execute this agreement or any other document; or

(30)	any other act, omission, matter or thing whether negligent or not.

(b)	Clause 13.12(a) applies irrespective of:

(1)	the consent or knowledge or lack of consent or knowledge, of the Financier, any Transaction Party or any other person of any event described in clause 13.12(a); or

(2)	any rule of law or equity to the contrary.

13.13	No competition

(a)	Until the Secured Moneys have been fully paid and this clause 13 has been finally discharged, a Guarantor is not entitled to:

(1)	be subrogated to the Financier;

(2)	claim or receive the benefit of any Encumbrance, Surety Obligation or other document or agreement of which the Financier has the benefit;

(3)	claim or receive the benefit of any moneys held by the Financier;

(4)	claim or receive the benefit of any Power;

(5)
either directly or indirectly to prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of any Transaction Party liable to pay the Secured Moneys, except in accordance with clause 13.13(b);

(6)
make a claim or exercise or enforce any right, power or remedy (including under an Encumbrance or Surety Obligation or by way of contribution) against any Transaction Party liable to pay the Secured Moneys;

(7)	accept, procure the grant of or allow to exist any Encumbrance in favour of a Guarantor from any Transaction Party liable to pay the Secured Moneys;

(8)	exercise or attempt to exercise any right of set-off against, or realise any Encumbrance taken from, any Transaction Party liable to pay the Secured Moneys; or

(9)	raise any defence or counterclaim in reduction or discharge of its obligations under this clause 13.

(b)	If required by the Financier, a Guarantor must prove in any liquidation of any Transaction Party liable to pay the Secured Moneys for all money owed to the Guarantor.

(c)
All money recovered by a Guarantor from any liquidation or under any Encumbrance or Surety Obligation from any Transaction Party liable to pay the Secured Moneys must be received and held in trust by the Guarantor for the Financier to the extent of the unsatisfied liability of the Guarantor under this clause 13.

(d)	A Guarantor must not do or seek, attempt or purport to do anything referred to in clause 13.13(a).

13.14	Continuing guaranty

This clause 13 is a continuing obligation of each Guarantor , despite:

(a)	any settlement of account; or

(b)	the occurrence of any other thing,

and remains in full force and effect until:

(c)	the Secured Moneys have been unconditionally paid in full; and

(d)	this clause 13 has been finally discharged by all the Financier.

13.15	Variation

This clause 13 extends to cover the Transaction Documents as amended, varied or replaced, whether with or without the consent of any one or more of the Guarantors, including any increase in the limit or maximum principal amount available under a Transaction Document.

13.16	Judgments

A final judgment obtained against a relevant Transaction Party is conclusive as against each Guarantor.

13.17	Accession of Guarantors

A member of the Bullfrog Group may become a Guarantor by delivering to the Agent the following in a form satisfactory to the Agent (acting on the instructions of the Financier):

(a)	a Guarantee Assumption Agreement duly executed by the Guarantor;

(b)	a security agreement over all the assets and undertaking of the Guarantor, duly executed by the Guarantor, to secure the Secured Moneys;

(c)	a real property mortgage over all real property held by the Guarantor, duly executed by the Guarantor, to secure the Secured Moneys;

(d)	such form of Encumbrance over any assets of the Guarantor not situated in Australia as the Financier may require;

(e)	each Title Document required to be lodged with the Agent by the Guarantor under a Transaction Document;

(f)	an Officer’s certificate in the form of Schedule 4 in respect of the Guarantor;

(g)	duly executed forms, notices and other documents which are required in order to register or file with the appropriate Government Agency any document referred to in this clause 13.17;

(h)
such evidence and information, including legal opinions, in relation to the Guarantor, its business and assets, its Secured Property, the execution of the documents referred to in this clause 13.17 as the Lender reasonably requires;

(i)	such further information, certificates, authorizations and documents as the Financier in its absolute discretion in respect of the Project Assets in which the Guarantor has or will have an interest.

Where applicable, the Borrower must ensure that each document referred to in this clause 13.17 is duly stamped within the required time limit under the applicable stamp duty legislation.

14	Indemnities and Break Costs

14.1	General indemnity

(a)
Each Transaction Party indemnifies each Finance Party against any Loss which that Finance Party, a Receiver (whether acting as agent of the Borrower or of a Finance Party) or an Attorney pays, suffers, incurs or is liable for, in respect of any of the following:

(1)
a Funding Portion required by a Funding Notice not being made for any reason including any failure by a Transaction Party to fulfil any condition precedent contained in clause 2, but excluding any default by that Finance Party;

(2)	the occurrence of any Default;

(3)	a Finance Party exercising its Powers consequent upon or arising out of the occurrence of any Default;

(4)	the non-exercise, attempted exercise, exercise or delay in the exercise of any Power;

(5)	any act or omission of a Security Provider or any of its employees or agents when exercising its Powers consequent upon or arising out of the occurrence of any Default;

(6)	an Environmental Liability;

(7)	any compulsory acquisition or statutory or judicial divestiture of any Secured Property;

(8)	any other thing in respect of a Security Interest or any Secured Property; and

(9)	any payment made by the Financier to the Agent to indemnify the Agent for a Loss the Agent pays, suffers, incurs or is liable for in acting as Agent.

(b)	The indemnity in clause 14.1(a), includes:

(1)
the amount determined by a Finance Party as being incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for by the Finance Party to fund or maintain the Commitment; and

(2)	loss of Margin.

14.2	Break Costs

The Borrower must, within 3 Business Days of demand by the Agent, pay to the Agent for the account of each Finance Party its Break Costs attributable to all or any part of a Funding Portion being prepaid or repaid by the Borrower on a day other than the last day of the Interest Period for that Funding Portion.

14.3	Continuing indemnities and evidence of Loss

(a)	Each indemnity of a Transaction Party in a Transaction Document is a continuing obligation of the Transaction Party, despite:

(1)	any settlement of account; or

(2)	the occurrence of any other thing,

and remains in full force and effect until:

(3)	the Secured Moneys are unconditionally repaid in full; and

(4)	each Security Interest has been finally discharged.

(b)
Each indemnity of a Transaction Party in a Transaction Document is an additional, separate and independent obligation of a Transaction Party and no one indemnity limits the general nature of any other indemnity.

(c)	Each indemnity of a Transaction Party in a Transaction Document survives the termination of any Transaction Document.

(d)	A certificate given by an Officer of a Finance Party detailing the amount of any Loss covered by any indemnity in a Transaction Document is sufficient evidence unless the contrary is proved.

15	Fees, Tax, costs and expenses

15.1	Arrangement fee

The Borrower must pay to the Agent a non-refundable, non-rebateable fee equal to 7% of the Commitment (being $350,000) less the amount of the Work Fee (being $50,000) on the date the Borrower receives the first Funding Portion under this agreement.

15.2	Tax

(a)
The Borrower must pay any Tax, other than an Excluded Tax in respect of any Finance Party, which is payable in respect of a Transaction Document (including in respect of the execution, delivery, performance, release, discharge, amendment or enforcement of a Transaction Document).

(b)
The Borrower must pay any fine, penalty or other cost in respect of a failure to pay any Tax described in clause 15.2(a) except to the extent that the fine, penalty or other cost is caused by the Agent’s failure to lodge money received from the Borrower within 5 Business Days before the due date for lodgement.

(c)	The Borrower indemnifies each Finance Party against any amount payable under clause 15.2(a) or 15.2(b).

15.3	Costs and expenses

The Borrower must pay the Finance Parties’ legal costs in relation to the negotiation, preparation, execution, delivery, stamping, registration and completion of a Transaction Document and all other costs and expenses of each Finance Party in relation to:

(a)	the variation and discharge of any Transaction Document;

(b)	the enforcement, protection or waiver of any rights under any Transaction Document;

(c)	the consent or approval of a Finance Party given under any Transaction Document;

(d)	any enquiry by a Government Agency involving the Borrower,

including:

(e)	any administration costs of each Finance Party in relation to the matters described in clause 15.3(c) or 15.3(d); and

(f)	any legal costs and expenses and any professional consultant’s fees for the costs and expenses described in clauses 15.3(a) to 15.3(d) inclusive on a full indemnity basis.

16	Interest on overdue amounts

16.1	Payment of interest

Each Transaction Party must pay interest on:

(a)	any of the Secured Moneys due and payable by it, but unpaid; and

(b)	any interest payable but unpaid under this clause 16.

16.2	Accrual of interest

The interest payable under this clause 16:

(a)
accrues from day to day from and including the due date for payment up to the actual date of payment, before and, as an additional and independent obligation, after any judgment or other thing into which the liability to pay the Secured Moneys becomes merged; and

(b)	may be capitalized at monthly intervals.

16.3	Rate of interest

The rate of interest payable under this clause 16 on any part of the Secured Moneys is the higher of:

(a)	the Overdue Rate determined by the Agent:

(1)	on the date that part of the Secured Moneys becomes due and payable but is unpaid; and

(2)	on each date which is 1 month after the immediately preceding date on which the Overdue Rate was determined under this clause 16.3(a); and

(b)	the rate fixed or payable under a judgment or other thing referred to in clause 16.2(a).

17	Assignment

17.1	Assignment by Transaction Party

A Transaction Party must not assign or novate any of its rights or obligations under a Transaction Document without the prior written consent of the Agent.

17.2	Borrower obligation in registered form

The obligation of the Borrower to pay principal and interest under this agreement is taken to be in registered form for the purposes of the United States Internal Revenue Code, Sections 871(h)(6), 881(6), 163(f) and the regulations issued thereunder, including Temp. Treas. Reg. Section 5f.163-1(a) and Temp. Treas. Reg. Section 5f.103-1. Accordingly, the Borrower must maintain a book entry system to record the owner of the right to principal and interest and must issue to the Financier a Promissory Note evidencing the Secured Moneys and making specific reference to and complying with the registration requirements in order to effect a transfer of the rights under the obligation, and clause 17.3 will apply to any assignment by the Financier of its rights under a Transaction Document with respect to the obligation of the Borrower to pay principal and interest.

17.3	Assignment by Finance Party

(a)	A Finance Party may assign or novate any of its rights and obligations under a Transaction Document to any person if:

(1)	any necessary prior Authorization is obtained;

(2)
the assignment or novation is to a person in the RMB group of companies (which term includes any person, partnership or corporate entity in that group) or, after consultation with the Borrower, to a reputable bank or financial institution or to a combination of reputable banks and financial institutions; and

(3)	it notifies the Agent and the Borrower.

(b)
In the event that the Financier elects to assign any of its rights under clause 17.3(a), the Financier must surrender to the Borrower the Promissory Note, and the Borrower must reissue the Promissory Note to the assignee. An assignment by the Financier will be taken to be effective when the Promissory Note is reissued by the Borrower.

17.4	Assist

Each party must do any thing which the Agent reasonably requests including, executing any documents or amending any Transaction Document, to effect any transfer, assignment or novation under this clause 17.

17.5	Lending Office

(a)	A Finance Party may change its Lending Office at any time.

(b)	A Financier must promptly notify the Agent and the Borrower of the change.

17.6	No increase in costs

If a Finance Party assigns or novates any of its rights or obligations under any Transaction Document or changes its Lending Office, no Transaction Party is required to pay any net increase in the aggregate amount of costs, Taxes, fees or charges which is a direct consequence of the transfer or assignment or change of Lending Office.

18	Saving provisions

18.1	No merger of security

(a)	Nothing in this agreement merges, extinguishes, postpones, lessens or otherwise prejudicially affects:

(1)	any Encumbrance or indemnity in favour of any Finance Party; or

(2)	any Power.

(b)	No other Encumbrance or Transaction Document which a Finance Party has the benefit of in any way prejudicially affects any Power.

18.2	Exclusion of moratorium

To the extent not excluded by law, a provision of any legislation which directly or indirectly:

(a)	lessens, varies or affects in favour of a Transaction Party any obligations under a Transaction Document; or

(b)	stays, postpones or otherwise prevents or prejudicially affects the exercise by any Finance Party of any Power,

is negatived and excluded from each Transaction Document and all relief and protection conferred on a Transaction Party by or under that legislation is also negatived and excluded.

18.3	Conflict

Where any right, power, authority, discretion or remedy conferred on a Finance Party, a Receiver or an Attorney by any Transaction Document is inconsistent with the powers conferred by applicable law then, to the extent not prohibited by that law, those conferred by applicable law are regarded as negatived or varied to the extent of the inconsistency.

18.4	Consents

(a)
Whenever the doing of any thing by a Transaction Party is dependent on the consent of a Finance Party, the Finance Party may withhold its consent or give it conditionally or unconditionally in its absolute discretion, unless expressly stated otherwise in a Transaction Document.

(b)	The Borrower must ensure that any conditions imposed on a Transaction Party by a Finance Party under clause 18.4(a) are complied with by the Transaction Party.

18.5	Principal obligations

This agreement and each Collateral Security is:

(a)	a principal obligation and is not ancillary or collateral to any other Encumbrance (other than another Collateral Security) or other obligation; and

(b)	independent of, and unaffected by, any other Encumbrance or other obligation which any Finance Party may hold at any time in respect of the Secured Moneys.

18.6	Non-avoidance

If any payment by a Transaction Party to a Finance Party is avoided for any reason including any legal limitation, disability or incapacity of or affecting the Transaction Party or any other thing, and whether or not:

(a)	any transaction relating to the Secured Moneys was illegal, void or substantially avoided; or

(b)	any thing was or ought to have been within the knowledge of any Finance Party,

the Borrower:

(c)	as an additional, separate and independent obligation, indemnifies each Finance Party against that avoided payment; and

(d)
acknowledges that any liability of the Transaction Party under the Transaction Documents and any right or remedy of the Finance Parties under the Transaction Documents is the same as if that payment had not been made.

18.7	Set-off authorized

If a Transaction Party does not pay any amount when due and payable by it to any Finance Party under a Transaction Document, the Finance Party may:

(a)	apply any credit balance in any currency in any account of the Transaction Party with the Finance Party in or towards satisfaction of that amount; and

(b)	effect any currency conversion which may be required to make an application under clause 18.7(a).

18.8	Agent’s certificates and approvals

(a)
A certificate signed by any Officer of the Agent in relation to any amount, calculation or payment under any Transaction Document is sufficient evidence of that amount, calculation or payment unless the contrary is proved.

(b)	Where any provision of a Transaction Document requires the Agent’s approval, that approval will not be effective unless and until it is provided in writing.

18.9	No reliance or other obligations and risk assumption

Each Transaction Party acknowledges and confirms that:

(a)	it has not entered into any Transaction Document in reliance on any representation, warranty, promise or statement made by or on behalf of any Finance Party;

(b)	in respect of the transactions evidenced by the Transaction Documents, no Finance Party has any obligations other than those expressly set out in the Transaction Documents; and

(c)
in respect of interest rates, exchange rates or commodity prices, no Finance Party is liable for any movement in interest rates, exchange rates or commodity prices or any information, advice or opinion provided by any Finance Party or any person on behalf of any Finance Party, even if:

(1)	provided at the request of a Transaction Party (it being acknowledged by each Transaction Party that those matters are inherently speculative);

(2)	relied on by a Transaction Party; or

(3)	provided incorrectly or negligently.

18.10	Power of attorney

(a)
For consideration received, each Transaction Party irrevocably appoints the Agent and each Officer of the Agent as the attorney of the Transaction Party to, at any time following the occurrence of a Default:

(1)	execute and deliver all documents; and

(2)	do all things,

which are necessary or desirable to give effect to each Transaction Document.

(b)	An attorney appointed under clause 18.10(a) may appoint a substitute attorney to perform any of its powers.

19	General

19.1	Confidential information

A Finance Party must not disclose to any person:

(a)	any Document, Corporate and Project Budget or Financial Report; or

(b)	any information about any Transaction Party,

except:

(c)
in connection with a permitted assignment, novation under clause 17 or any participation, where the disclosure is made on the basis that the recipient of the information will comply with this clause 19.1 in the same way that the Finance Party is required to do;

(d)	to any professional or other adviser consulted by it in relation to any of its rights or obligations under the Transaction Documents;

(e)	to a country’s central bank, a country’s taxation office or any Government Agency requiring disclosure of the information;

(f)	in connection with the enforcement of its rights under the Transaction Documents;

(g)	where the information is already in the public domain, or where the disclosure would not otherwise breach any duty of confidentiality;

(h)	if required by applicable law or the rules of any securities exchange; or

(i)	otherwise with the prior written consent of the relevant Transaction Party (that consent not to be unreasonably withheld).

19.2	Transaction Party to bear cost

Any thing which must be done by a Transaction Party under any Transaction Document, whether or not at the request of any Finance Party, must be done at the cost of the Transaction Party.

19.3	Notices

(a)
Any notice or other communication including, any request, demand, consent or approval, to or by a party to any Transaction Document must be in legible writing and in English addressed to the party in accordance with its details set out in Schedule 1 or as specified to the sender by the party by notice.

(b)	If the sender is a company, any such notice or other communication must be signed by an Officer of the sender.

(c)	Any notice or other communication described in this clause 19.3 is regarded as being given by the sender and received by the addressee:

(1)	if by delivery in person or by recognized overnight courier, when delivered to the addressee;

(2)	if by post, on delivery to the addressee;

(3)	if by facsimile, when received by the addressee in legible form; or

(4)
if by email, when the email (including any attachment) comes to the attention of the recipient party or a person acting on its behalf provided that if the sender does not receive a response from the addressee within 2 days of sending the email, the notice or communication must be resent to the addressee using one of the other methods specified in clause 19.3(c)(1), (2) or (3), but if the delivery or receipt is on a day which is not a Business Day or is after 4.00pm (addressee’s time) it is regarded as received at 9.00am on the following Business Day.

(d)
Any notice or other communication described in this clause 19.3 can be relied on by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorized by the sender.

(e)
A facsimile transmission is regarded as legible unless the addressee telephones the sender within 2 hours after the transmission is received or regarded as received under clause 19.3(c) and informs the sender that it is not legible.

19.4	Governing law and jurisdiction

(a)	This agreement is governed by the laws of the State of Colorado and the laws of the United States of America which are applicable in the State of Colorado.

(b)	Each Transaction Party irrevocably submits to the non-exclusive jurisdiction of the State or Federal courts of the State of Colorado.

(c)
Each Transaction Party irrevocably consents to venue for any dispute involving this agreement or the other Transaction documents in the United States District Court for the District of Colorado or any Colorado state court located in the City and County of Denver, Colorado and waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

(d)
Each Transaction Party irrevocably waives any immunity in respect of its obligations under this agreement that it may acquire from the jurisdiction of any court or any legal process for any reason including the service of notice, attachment before judgment, attachment in aid of execution or execution.

19.5	Prohibition and enforceability

(a)
Any provision of, or the application of any provision of, any Transaction Document or any Power which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b)
Any provision of, or the application of any provision of, any Transaction Document which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

19.6	Waivers

(a)
Waiver of any right arising from a breach of this agreement or of any Power arising on default under this agreement or on the occurrence of an Event of Default must be in writing and signed by the party granting the waiver.

(b)	A failure or delay in exercise, or partial exercise, of:

(1)	a right arising from a breach of this agreement or the occurrence of an Event of Default; or

(2)	a Power created or arising on default under this agreement or on the occurrence of an Event of Default,

does not result in a waiver of that right or Power.

(c)
A party is not entitled to rely on a delay in the exercise or non-exercise of a right or Power arising from a breach of this agreement or on a default under this agreement or on the occurrence of an Event of Default as constituting a waiver of that right or Power.

(d)	A party may not rely on any conduct of another party as a defense to exercise of a right or Power by that other party.

(e)	This clause may not itself be waived except in writing.

19.7	Variation

A variation of any term of this agreement must be in writing and signed by the parties.

19.8	Cumulative rights

The Powers are cumulative and do not exclude any other right, power, authority, discretion or remedy of any Finance Party, Receiver or Attorney.

19.9	Attorneys

Each of the attorneys executing this agreement states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

19.10	Counterparts

(a)	This agreement may be executed in any number of counterparts.

(b)	All counterparts, taken together, constitute one instrument.

(c)	A party may execute this agreement by signing any counterpart.

Schedules

Table of contents

Notice Details	72
Bullfrog Gold Project	73
Newsboy Gold Project	74
Officer’s certificate	75
Funding Notice	77
Promissory Note	78
Warrant Certificate	80
Bullfrog Group Structure Diagram	88
Guarantor Assumption Agreement	89

Schedule 1

Notice Details

Borrower	Standard Gold Corp.
Address	897 Quail Run Drive Grand Junction, CO 81505
Attention	David Beling
Phone	+1 (970) 628 1670
Email	dave@bullfroggold.com

Guarantor	Bullfrog Gold Corp.
Address	897 Quail Run Drive Grand Junction, CO 81505
Attention	David Beling
Phone	+ 1 (970) 628 1670
Email	dave@bullfroggold.com

Agent	RMB Resources Inc.
Address	3500 S Wadsworth Blvd, Suite 405, Lakewood, Colorado 80235, United States of America
Attention	Rick Winters
Phone	+1 303 986 5135
Fax	+1 303 986 5136
Email	rick.winters@rmbresources.com

Financier	RMB Australia Holdings Limited
Address	Level 13, 60 Castlereagh Street, Sydney, New South Wales 2000, Australia
Attention	Gregory Gay
Phone	+61 2 9253 6200
Fax	+61 2 9256 6291
Email	greg.gay@rmb.com.au

Schedule 2

Bullfrog Gold Project

1.         Key Mineral Rights

Townships 11 & 12 South Range 46 East; Mt. Diablo Meridian

Lode Claims		Approx.
Name		Acreage

BVD	5	20
BVD	11	20
BVD	12	20
BVD	13	20
BVD	20	20
BVD	21	20
BVD	105	20
		140

2.         Other Minerals Rights

No.	NMC Number	Name of Claim	County Recorder Data	Legal Description M.D.B. & M.
1	988026	BVD 1	709370	Sec 2, T12S, R46E
2	988025	BVD 2	709371	Sec. 2, T12S, R46E
3	988024	BVD 3	709372	Sec. 2, T12S, R46E
4	988023	BVD 4	709373	Sec. 1&2, T12S, R46E
5	987964	BVD 5	709443	Sec. 2, T12S, R46E
6	987963	BVD 6	709444	Sec. 11, T12S, R46E
7	988022	BVD 7	709374	Sec. 2&11, T12S, R46E
8	988021	BVD 8	709375	Sec. 2&11, T12S, R46E
9	988020	BVD 9	709376	Sec. 2&11, T12S, R46E
10	988019	BVD 10	709377	Sec. 1, 2,11,12 T12S, R46E

11	988015	BVD 11	709382	Sec. 10&11, T12S, R46E
12	988015	BVD 12	709383	Sec. 11, T12S, R46E
13	988013	BVD 13	709384	Sec. 11, T12S, R46E
14	988012	BVD 14	709385	Sec. 11, T12S, R46E
15	988011	BVD 15	709386	Sec. 11, T12S, R46E
16	988005	BVD 16	709393	Sec. 11, T12S, R46E
17	988004	BVD 17	709394	Sec. 11, T12S, R46E
18	988003	BVD 18	709395	Sec. 11, T12S, R46E
19	988002	BVD 19	709396	Sec. 11, T12S, R46E
20	988010	BVD 20	709387	Sec. 10&11, T12S, R46E
21	988009	BVD 21	709388	Sec. 11, T12S, R46E
22	988008	BVD 22	709389	Sec. 11, T12S, R46E
23	988007	BVD 23	709390	Sec. 11, T12S, R46E
24	988006	BVD 24	709391	Sec. 11, T12S, R46E
25	988001	BVD 25	709397	Sec. 11, T12S, R46E
26	988000	BVD 26	709398	Sec. 11, T12S, R46E
27	987999	BVD 27	709399	Sec. 11, T12S, R46E
28	987998	BVD 28	709400	Sec. 11, T12S, R46E
29	987993	BVD 29	709406	Sec. 11, T12S, R46E
30	987992	BVD 30	709407	Sec. 11, T12S, R46E
31	987991	BVD 31	709408	Sec. 11, T12S, R46E
32	987990	BVD 32	709409	Sec. 11, T12S, R46E
33	987997	BVD 33	709401	Sec. 11, T12S, R46E
34	987996	BVD 34	709402	Sec. 11, T12S, R46E
35	987995	BVD 35	709403	Sec. 11, T12S, R46E
36	987994	BVD 36	709404	Sec. 11, T12S, R46E
37	988018	BVD 37	709378	Sec. 2, T12S, R46E
38	988017	BVD 38	709379	Sec. 2, T12S, R46E
39	988016	BVD 39	709380	Sec. 1&2, T12S, R46E
40	987989	BVD 40	709411	Sec. 2, T12S, R46E
41	987988	BVD 41	709412	Sec. 2&35, T12S, R46E
42	987987	BVD 105	709414	Sec. 2, T12S, R46E
43	987986	BVD 106	709415	Sec. 2, T12S, R46E
44	987985	BVD 107	709416	Sec. 2, T12S, R46E
45	987984	BVD 200	709418	Sec. 36, T11S, R46E
46	987983	BVD 201	709419	Sec. 36, T11S, R46E
47	987982	BVD 202	709420	Sec. 36, T11S, R46E
48	987981	BVD 203	709421	Sec. 36, T11S, R46E

49	987980	BVD 204	709422	Sec. 36, T11S, R46E
50	987979	BVD 205	709423	Sec. 36, T11S, R46E
51	987978	BVD 206	709424	Sec. 36, T11S, R46E
52	987977	BVD 207	709426	Sec. 36, T11S, R46E
53	987976	BVD 300	709428	Sec. 35&2, T11S, R46E
54	987975	BVD 301	709429	Sec. 35&2, T11S, R46E
55	987974	BVD 302	709430	Sec. 35, T11S, R46E
56	987973	BVD 303	709431	Sec. 35, T11S, R46E
57	987972	BVD 314	709433	Sec. 35, T11S, R46E
58	987971	BVD 315	709434	Sec. 35, T11S, R46E
59	987970	BVD 316	709435	Sec. 35, T11S, R46E
60	987969	BVD 317	709436	Sec. 35, T11S, R46E
61	987968	BVD 321	709438	Sec. 35, T11S, R46E
62	987967	BVD 322	709439	Sec. 35, T11S, R46E
63	987966	BVD 323	709440	Sec. 35, T11S, R46E
64	987965	BVD 324	709441	Sec. 35, T11S, R46E
65	992989	BVD 401	712005	Sec. 25, T11S, R46E
66	992990	BVD 402	712006	Sec. 25, T11S, R46E
67	992991	BVD 403	712007	Sec. 25, T11S, R46E
68	992992	BVD 404	712008	Sec. 25&26, T11S, R46E
69	992993	BVD 405	712009	Sec. 25,26,35,36 T11S, R46E
70	992994	BVD 406	712010	Sec. 26,T11S, R46E
71	992995	BVD 407	712011	Sec. 26, T11S, R46E
72	992996	BVD 408	712012	Sec. 35, T11S, R46E
73	992997	BVD 409	712013	Sec. 26, T11S, R46E
74	992998	BVD 410	712014	Sec. 26&35, T11S, R46E

Schedule 3

Newsboy Gold Project

1.         Key Mineral Rights.

None.

2.         Other Mineral Rights

Subject to Southwest Option Agreement

The following claims located in Sections 6, 7, 8, 9, 15, 16, 17, 20, 21, 22 and 28, Township 6 North, Range 4 West, Gila & Salt River Baseline and Meridian; and Sections 1 and 12, Township 6 North, Range 5 West, Gila & Salt River Baseline and Meridian, Maricopa County, Arizona, and referenced as follows:

NB #1 through NB #17, NB #19 through NB #34, NB #37 through NB #95, NBP 1 through NBP 10, SWP 3, and SWP 5.

Schedule 4

Officer’s certificate

To:         RMB Resources Inc.

I David Beling am a President/CEO/Director of each of Bullfrog Gold Corp and Standard Gold Corp (the Company).

I refer to the facility agreement (Facility Agreement) dated [insert date] between Standard Gold Corp. (as Borrower), Bullfrog Gold Corp. (as Guarantor), RMB Australia Holdings Limited (as Financier) and RMB Resources Inc. (as Agent).

A term defined in the Facility Agreement has the same meaning when used in this certificate.

I have been authorized by each Transaction Party to give this certificate.

I certify as follows:

1	Relevant documents

Attached to this certificate are true, complete and up-to-date copies of each of the following:

(a)	constituent documents: the articles of incorporation and by-laws of the Company; [and]

(b)
[unanimous board consent] / [member’s resolution]: [unanimous written consent of the board of directors in lieu of a special meeting of the directors of the Company] / [resolutions of members of the Company] approving the execution and performance of its obligations under the Transaction Documents to which it is expressed to be a party; [and]

(c)	[project documents: [insert details of relevant documents].]

2	No revocation

Each document and resolution referred to in paragraph 1 is in full force and effect and has not been amended, modified or revoked.

3	Officers

The following signatures are the true signatures of Officers of the Company who have been authorized by the Borrower’s Board of Directors to execute the Transaction Documents and to execute, deliver and file the Transaction Documents and such other documents and instruments necessary to complete the transactions contemplated by the Transaction Documents as at the date of this certificate:

Name	Position	Signature
(a) David Beling	President and CEO	____________
(b) Ty Minnick	VP Finance and Administration	____________

4	Certification

(a)
As at the date of execution of each Transaction Document, the Company is solvent and will not become insolvent by entering into and performing its obligations under each Transaction Document to which is a party.

(b)	No Default has occurred and is continuing and no Default will arise as a result of the Funding Portion being provided by the Financier under the Facility Agreement.

(c)	As at the date of this certificate, no event has occurred and is continuing which has had or is likely to have a Material Adverse Effect.

(d)	As at the date of this certificate, each representation and warranty in the Facility	Agreement is true and correct in all material respects.

Signed:

David Beling
President/CEO/Director
Date:

Schedule 5

Funding Notice

To:         RMB Resources Inc.

Attention: Rick Winters

We refer to the facility agreement (Facility Agreement) dated [insert date] between Standard Gold Corp. (as Borrower), Bullfrog Gold Corp. (as Guarantor), RMB Australia Holdings Limited (as Financier) and RMB Resources Inc. (as Agent).

Under clause 4 of the Facility Agreement:

(a)	We give you notice that we wish to draw on [ ] (Funding Date).

(b)	The aggregate amount to be drawn is $[ ].

(c)	Particulars of the Funding Portion are:

Principal amount	Interest Period
90 days
(d)	The proceeds of the Funding Portion are to be used in accordance with clause 3.2 of the Facility Agreement.

(e)	We request that the proceeds be remitted to the Proceeds Account, details of which are as follows:

[                 ];

(f)
We represent and warrant that no Default has occurred and is continuing or will result from the provision of any Funding Portion[, except as follows: [                 ], and we propose the following remedial action [                 >.

(g)	As at the date of this certificate, no event has occurred and is continuing which has had, or is likely to have, a Material Adverse Effect.

(h)	As at the date of this certificate, each representation and warranty in the Facility Agreement is true and correct.

(i)	Expressions defined in the Facility Agreement have the same meaning when used in this Funding Notice.

Date:

Signed for and on behalf of
Standard Gold Corp.
by

_________________________
Officer

_________________________
Name (please print)

Schedule 6

Promissory Note

STANDARD GOLD CORP.

PROMISSORY NOTE DUE [insert date]

$1	2
3

FOR VALUE RECEIVED, STANDARD GOLD CORP., a Nevada corporation (Borrower), promises to pay to the order of RMB AUSTRALIA HOLDINGS LIMITED, a company incorporated under the laws of Australia (Payee), on or before [insert date], the lesser of (x)4 ($[5]) and (y) the Principal Outstanding in respect of the advances made by the Payee to the Borrower under the Facility Agreement referred to below.

The Borrower also promises to pay interest on the unpaid principal amount of this Promissory Note, from the date of this Promissory Note until paid in full, at the rates and at the times which are determined in accordance with the provisions of the Facility Agreement dated as of [insert date] by and among the Borrower, Bullfrog Gold Corp., the Payee and RMB Resources Inc., a Delaware corporation, as agent for the Payee (Agent) (that Facility Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the Facility Agreement, and terms defined in the Facility Agreement which are not otherwise defined in this Promissory Note have the same meaning in this Promissory Note as defined in the Facility Agreement).

This Promissory Note evidences the principal amount of the Commitment, described in the Facility Agreement (plus capitalized interest), to which reference is made for a more complete statement of the terms and conditions under which the Commitment evidenced by this Promissory Note was made and is to be repaid.

All payments of principal and interest in respect of this Promissory Note must be made in Dollars, in Same Day Funds, without defense, set-off or counterclaim, free of any restriction or condition, and must be delivered to the Agent at the times provided for in the Facility Agreement. Until notified in writing of the transfer of this Promissory Note, the Borrower and the Agent are entitled to take the Payee, or any person who has been identified by the transferor in writing to the Borrower and the Agent as the owner and holder of this Promissory Note. Each of the Payee and any subsequent holder of this Promissory Note agrees, by its acceptance of this Promissory Note, that before disposing of this Promissory Note or any part or portion of it, it will make a notation in the annexure to this Promissory Note of all principal payments previously made under this Promissory Note and of the date to which interest due under this Promissory Note has been paid, provided, however, that the failure to make a notation of any payment made on this Promissory Note does not limit or otherwise affect the obligations of the Borrower under this Promissory Note with respect to payments of principal of or interest owing.

1 Insert amount of the Funding Portion to which this Promissory Note relates in numbers.
2 Insert place of delivery this Promissory Note.
3 Insert the effective date of this Promissory Note.
4 In words insert amount of the Funding Portion to which this Promissory Note relates.
5 Insert amount of the Funding Portion to which this Promissory Note relates in numbers.

Subject to clause 6.2 of the Facility Agreement, whenever any payment on this Promissory Note is stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

This Promissory Note is subject to mandatory prepayment and to prepayment at the option of Borrower as provided in clauses 3.5 and 3.6 of the Facility Agreement.

THIS PROMISSORY NOTE IS GOVERNED BY, AND WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES. THE BORROWER IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COLORADO STATE OR FEDERAL COURT SITTING IN DENVER, COLORADO IN ANY ACTION OR LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE ENFORCEMENT OF THIS PROMISSORY NOTE AND THE BORROWER IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN THOSE COURTS. THE BORROWER UNCONDITIONALLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY RIGHT IT MAY HAVE TO THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. NOTHING IN THIS PARAGRAPH WILL AFFECT THE POWERS OF THE PAYEE TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

If an Event of Default (as defined in the Facility Agreement) occurs and is continuing, the unpaid balance of the principal amount of this Promissory Note, together with all accrued and unpaid interest on this Promissory Note, may at the option of the Payee become, or may be declared to be, due and payable in the manner, on the conditions and with the effect provided in the Facility Agreement.

The terms of this Promissory Note are subject to amendment only in the manner provided in the Facility Agreement.

This Promissory Note is subject to restrictions on transfer or assignment as provided in clause 17 of the Facility Agreement.

No reference in this Promissory Note to the Facility Agreement and no provision of this Promissory Note or the Facility Agreement will alter or impair the obligations of the Borrower, which are absolute and unconditional, to pay the principal of and interest on this Promissory Note at the place, at the respective times, and in the currency prescribed in this Facility Agreement.

The Borrower promises to pay all costs and expenses, including attorneys’ fees, all as provided in clause 15.3 of the Facility Agreement, incurred in the collection and enforcement of this Promissory Note. The Borrower and any endorsers of this Promissory Note consent to renewals and extensions of time at or after the maturity of this Promissory Note, without notice, and waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand under this Promissory Note.

IN WITNESS WHEREOF, the Borrower has caused this Promissory Note to be duly executed and delivered by its Officer as of the date and at the place first written above.

STANDARD GOLD CORP.

By:

Title:

Schedule 7

Warrant Certificate

THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

No. W- [Insert Warrant number] [Insert number of Warrants issued]	WARRANT TO PURCHASE
Issued: [Insert date of issuance]	$0.0001 PAR VALUE COMMON STOCK

Bullfrog Gold Corp.

Warrant

THIS IS TO CERTIFY that for cash consideration of $10 and other value received, and subject to these terms and conditions, “RMB Australia Holdings Limited”, a company incorporated under the laws of Australia (“Lender”), or such other person or entity to which or whom this Warrant is transferred (the “Holder”), is entitled to exercise this Warrant to purchase [Insert Number of Warrant Shares] fully paid and non-assessable shares of Bullfrog Gold Corp., a Delaware corporation (the “Company”), $0.0001 par value per share common stock](the “Warrant Stock”), at a price per share of $0.35 (the Exercise Price”) (the number of shares, type of security and the Exercise Price being subject to adjustment as provided below).

1.	Method of Exercise

Cash Exercise Right. This Warrant may be exercised by the Holder, at any time during the period (the “Exercise Period”) that (a) commences on the date of issue of this Warrant (b) ends on a date 36 months from the date of issue of this Warrant. During the Exercise Period the Holder may exercise this Warrant in whole or in part, by delivering to the Company at 897 Quail Run Drive, Grand Junction, CO 81505, United States of America (or any other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) (x) this Warrant certificate, (y) a certified or cashier’s cheque payable to the Company, or cancelled indebtedness of the Company to the Holder, in the amount of the Exercise Price multiplied by the number of shares for which this Warrant is being exercised (the Purchase Price”), and (z) the Notice of Cash Exercise attached as Exhibit A duly completed and executed by the Holder. On exercise, the Holder will be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Warrant Stock purchased.

2.	Delivery of Stock Certificates; No Fractional Shares

(a)
Within 10 days after the payment of the Purchase Price following the exercise of this Warrant (in whole or in part) , the Company at its expense will issue in the name of and deliver to the Holder (i) a certificate or certificates for the number of fully paid and non-assessable shares of Warrant Stock to which the Holder will be entitled on the exercise of this Warrant, and (ii) a new Warrant of like tenor to purchase up to that number of shares of Warrant Stock, if any, as to which this Warrant has not been exercised if this Warrant has not expired. The Holder will for all purposes be deemed to have become the holder of record of the shares of Warrant Stock on the date this Warrant was exercised (the date the Holder has fully complied with the requirements of Section 1), irrespective of the date of delivery of the certificate or certificates representing the Warrant Stock; provided that, if the date this Warrant is exercised is a date when the stock transfer books of the Company are closed, a person will be deemed to have become the holder of record of such shares of Warrant Stock at the close of business on the next succeeding date on which the stock transfer books are open.

(b)
No fractional shares will be issued upon the exercise of this Warrant. In lieu of fractional shares, the Company will pay the Holder a sum in cash equal to the fair market value of the fractional shares (as determined by the Company’s Board of Directors) on the date of exercise such fraction multiplied by the Exercise Price.

3.	Covenants as to Warrant Stock.

(a)
The Company covenants that at all times during the Exercise Period there will be reserved for issuance and delivery on exercise of this Warrant the number of shares of Warrant Stock as is necessary for exercise in full of this Warrant and, from time to time, it will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares of Warrant Stock. All shares of Warrant Stock issued pursuant to the exercise of this Warrant will, on their issuance, be validly issued and outstanding, fully paid and non-assessable, free and clear of all liens and other encumbrances or restrictions on sale and free and clear of all pre-emptive rights, except restrictions arising (i) under federal and state securities laws, (ii) not by or through the Company, or (iii) by agreement between the Company and the Holder or its successors.

(b)

(i)
The Company must use its best efforts to file a registration statement on Form S-1 or other equivalent form in relation to all securities which are issuable on exercise of this Warrant (Registration Statement).

(ii)	The Company must use its best efforts to cause the Registration Statement to become effective within 6 months from the date on which it was filed.

(iii)
A registration statement filed by the Company may deal solely with the securities which are issuable on exercise of this Warrant or may include those securities in any other registration statement relating to the registration of other securities of the Company.

(iv)	The Company must register any securities under any applicable securities or “blue sky” laws of each State of the United States which the Lender reasonably requests.

4.	Anti-Dilution Protection.

4.1
Definitions.  For the purposes of this section 4, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor in this subsection:

(a)	“Common Shares” means shares of the Company which are of the same class as the Warrant Shares.

(b)
"Current Market Price" of Warrant Shares at any date means the price per share equal to the weighted average price at which the Common Shares have traded on the NYSE MKT or, if the Common Shares are not then listed on the NYSE MKT, on the Toronto Stock Exchange or, if the Common Shares are not then listed on the Toronto Stock Exchange, on such other stock exchange as may be selected by the directors of the Company for such purpose or, if the Common Shares are not then listed on any stock exchange, in the over-the-counter market, during the period of any twenty consecutive trading days ending not more than five business days before such date; provided that the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during the said twenty consecutive trading days by the total number of Common Shares so sold; and provided further that if the Common Shares are not then listed on any stock exchange or traded in the over-the-counter market, then the Current Market Price shall be determined by such firm of independent chartered accountants as may be selected by the directors of the Company;

(c)
"director" means a director of the Company for the time being and, unless otherwise specified herein, a reference to action "by the directors" means action by the directors of the Company as a board or, whenever empowered, action by the executive committee of such board; and

(d)	"trading day" with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

4.2
Adjustments.  The Exercise Price and the number of Warrant Shares issuable to the Holder pursuant to this Warrant Certificate shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(a)	If at any time during the Exercise Period the Company shall:

(1)	fix a record date for the issue of, or issue, Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend;

(2)
fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the Common Shares payable in Common Shares or securities exchangeable or exercisable for or convertible into Common Shares;

(3)	subdivide the outstanding Common Shares into a greater number of Common Shares; or

(4)	consolidate the outstanding Common Shares into a lesser number of Common Shares;

(any of such events in subsections (1), (2), (3) and (4) above being herein called a "Common Share Reorganization"), the Exercise Price shall be adjusted on the earlier of the record date on which holders of Common Shares are determined for the purposes of the Common Share Reorganization and the effective date of the Common Share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

(A)	the numerator of which shall be the number of Common Shares outstanding on such record date or effective date, as the case may be, before giving effect to such Common Share Reorganization; and

(B)
the denominator of which shall be the number of Common Shares which will be outstanding immediately after giving effect to such Common Share Reorganization (including in the case of a distribution of securities exchangeable or exercisable for or convertible into Common Shares the number of Common Shares that would be outstanding had such securities all been exchanged or exercised for or converted into Common Shares on such date).

To the extent that any adjustment in the Exercise Price occurs pursuant to this section 4.2(a) as a result of the fixing by the Company of a record date for the distribution of securities exchangeable or exercisable for or convertible into Common Shares, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, exercise or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(b)	If at any time during the Exercise Period there shall occur:

(1)
a reclassification or redesignation of the Common Shares, any change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares other than a Common Share Reorganization;

(2)
a consolidation, amalgamation or merger of the Company with or into any other body corporate which results in a reclassification or redesignation of the Common Shares or a change of the Common Shares into other shares or securities; or

(3)	the transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or entity;

(any of such events being herein called a "Capital Reorganization"), after the effective date of the Capital Reorganization the Holder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of this Warrant, in lieu of the number of Warrant Shares which the Holder was theretofore entitled to purchase or receive upon the exercise of this Warrant, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Warrant Shares to which the Holder was theretofore entitled to purchase or receive upon the exercise of this Warrant.  If necessary, as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interest thereafter of the Holder to the end that the provisions of this Warrant Certificate shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Warrant.

(c)
If at any time during the Exercise Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of section 4.2(a) hereof, then the number of Warrant Shares purchasable upon the subsequent exercise of this Warrant shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

4.3	Rules. The following rules and procedures shall be applicable to adjustments made pursuant to subsection 4.2 of this Warrant Certificate.

(a)	Subject to the following provisions of this subsection 4.3, any adjustment made pursuant to subsection 4.2 hereof shall be made successively whenever an event referred to therein shall occur.

(b)
No adjustment in the Exercise Price shall be required unless the adjustment would result in a change of at least one per cent in the Exercise Price then in effect and no adjustment shall be made in the number of Warrant Shares purchasable or issuable on the exercise of this Warrant unless it would result in a change of at least one one-hundredth of a Common Share; provided, however, that any adjustments which except for the provisions of this section 4.3(b) would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment.  Notwithstanding any other provision of subsection 4.2 of this Warrant Certificate, no adjustment of the Exercise Price shall be made which would result in an increase in the Exercise Price or a decrease in the number of Warrant Shares issuable upon the exercise of this Warrant (except in respect of a consolidation of the outstanding Common Shares).

(c)
If at any time during the Exercise Period the Company shall take any action affecting the Common Shares, other than an action or an event described in subsection 4.2 hereof, which in the opinion of the directors would or could have a material adverse effect upon the rights of the Holder under this Warrant Certificate, the Exercise Price and/or the number of Warrant Shares purchasable under this Warrant Certificate shall be adjusted in such manner and at such time as the directors may determine to be equitable in the circumstances.  Failure of the taking of action by the directors so as to provide for an adjustment prior to the effective date of any action by the Company affecting the Common Shares shall be deemed to be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

(d)
No adjustment in the Exercise Price or in the number or kind of securities purchasable on the exercise of this Warrant shall be made in respect of any event described in section 4 hereof if the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had exercised this Warrant prior to or on the record date or effective date, as the case may be, of such event.

(e)
If the directors of the Company set a record date to determine holders of Common Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, no adjustment in the Exercise Price or the number of Warrant Shares purchasable upon the exercise of this Warrant shall be required by reason of the setting of such record date.

(f)
In any case in which this Warrant shall require that an adjustment shall become effective immediately after a record date for an event referred to in subsection 4.2 hereof, the Company may defer, until the occurrence of such event:

(1)
issuing to the Holder, to the extent that this Warrant is exercised after such record date and before the occurrence of such event, the additional Warrant Shares issuable upon such exercise by reason of the adjustment required by such event; and

(2)	delivering to the Holder any distribution declared with respect to such additional Warrant Shares after such record date and before such event;

provided, however, that the Company shall deliver to the Holder an appropriate instrument evidencing the right of the Holder, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price and the number of Warrant Shares purchasable upon the exercise of this Warrant and to such distribution declared with respect to any such additional Warrant Shares issuable on this exercise of this Warrant.

(g)
If the directors of the Company do not set a record date to determine holders of Common Shares for the purpose of entitling such holders to participate in a Rights Offering, the date of the issue of the rights, options or warrants issued pursuant to the Rights Offering shall be deemed to be the record date for the Rights Offering.

(h)
If a dispute shall at any time arise with respect to any adjustment of the Exercise Price or the number of Warrant Shares purchasable pursuant to this Warrant Certificate, such dispute shall be conclusively determined by the auditors of the Company or if they are unable or unwilling to act by such other firm of independent chartered accountants as may be selected by the directors.

4.4
Taking of Actions.  As a condition precedent to the taking of any action which would require an adjustment pursuant to subsection 4.2 hereof the Company shall take any action which may, in the opinion of counsel, be necessary in order that the Company may validly and legally issue as fully paid and non-assessable shares all of the Warrant Shares which the Holder is entitled to receive in accordance with the provisions of this Warrant Certificate.

4.5
Notice.  At least 21 days prior to any record date or effective date, as the case may be, for any event which requires or might require an adjustment in any of the rights of the Holder under this Warrant, including the Exercise Price and the number of Warrant Shares which are purchasable under this Warrant, the Company shall deliver to the Holder a certificate of the Company specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment.  In case any adjustment for which a notice in this subsection 4.5 has been given is not then determinable, the Company shall promptly after such adjustment is determinable deliver to the Holder a certificate providing the calculation of such adjustment.  The Company hereby covenants and agrees that the register of transfers and transfer books for the Common Shares will be open, and that the Company will not take any action which might deprive the Holder of the opportunity of exercising the rights of subscription contained in this Warrant Certificate, during such 21 day period.

5.	Securities Laws Restrictions; Legend on Warrant Stock

(a)
This Warrant and the securities issuable on exercise have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and no interest may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (i) there is an effective registration statement under the Securities Act and applicable state securities laws covering any transaction involving the securities, (ii) the Company receives an opinion of legal counsel for the holder of the securities satisfactory to the Company stating that the transaction is exempt from registration, or (iii) the Company otherwise satisfies itself that the transaction is exempt from registration. Despite any thing else contained in clause 5(a), the Company will not require the Holder to provide a legal opinion for transfers of this Warrant or the securities issuable on exercise of this Warrant if a transfer is made in full compliance with Rule 144 of the Securities Act.

(b)
A legend setting out or referring to the restrictions in clause 5(a) will be placed on this Warrant, any replacement and any certificate representing the Warrant Stock, and a stop transfer order will be placed on the books of the Company and with any transfer agent until the securities may be legally sold or otherwise transferred.

6.
Exchange of Warrant; Lost or Damaged Warrant Certificate. This Warrant is exchangeable on its surrender by the Holder at the office of the Company. On receipt by the Company of satisfactory evidence of the loss, theft, destruction or damage of this Warrant and either (in the case of loss, theft or destruction) delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or (in the case of damage) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a new Warrant of like denomination.

7.	Notices of Record Date, etc.

In the event of.

(a)
any taking by the Company of a record of the holders of Warrant Stock for the purpose of determining the holders who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares or stock of any class or any other securities or property, or to receive any other right;

(b)	any Reorganization of the Company, or any reclassification or recapitalization of the capital stock of the Company;

(c)	any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

(d)
any proposed issue or grant by the Company to the holders of Warrant Stock of any shares of stock of any class or any other securities, or any right or warrant to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities; or

(e)	any other event as to which the Company is required to give notice to any holders of Warrant Stock,

then the Company will mail to the Holder a notice specifying (1) in relation to clause 7(a), the date on which any record is to be taken, (ii) in relation to clause 7(b) and clause 7(c), the date on which any Reorganization, reclassification, recapitalization, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as to which the holders of record of Warrant Stock or securities into which the Warrant Stock is convertible will be entitled to exchange their shares for securities or other property deliverable on such Reorganization, reclassification, recapitalization, dissolution, liquidation or winding-up, (iii) in relation to clause 7(d), the amount and character of any stock or other securities, or rights or warrants, proposed to be issued or granted, the date the proposed issue or grant and the persons or class of persons to whom the proposed issue or grant is to be offered or made, and (v) in relation to clause 7(e), in reasonable detail, the facts, including the proposed date, concerning any other event. Such notice shall be delivered to the Holder at least ten business days prior to the date specified in the notice.

8.	Miscellaneous.

8.1	Holder as Owner. The Company may deem and treat the holder of record of this Warrant as the absolute owner for all purposes regardless of any notice to the contrary.

8.2
No Shareholder Rights. This Warrant does not entitle the Holder to any voting rights or any other rights as a shareholder of the Company or to any other rights except the rights stated in this Warrant; and no dividend or interest will be payable or will accrue in respect of this Warrant or the Warrant Stock, until this Warrant is exercised.

8.3
Notices. Unless otherwise provided, any notice under this Warrant will be given in writing and will be deemed effectively given (a) upon personal delivery to the party to be notified, (b) on confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set out in (d), or (d) three days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated below, or at any such other address as such party may designate by twenty days’ advance written notice to the other party given in the foregoing manner.

If to the Holder:

To the address last furnished
in writing to the Company by
the Holder

If to the Company:

Bullfrog Gold Corp.

897 Quail Run Drive
Grand Junction CO 81505

United States of America
Telephone: +1 (970) 628 1670

Email: dave@bullfroggold.com

8.4
Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 8.4 will be binding on each future Holder and the Company.

8.5
Governing Law; Jurisdiction; Venue. This Warrant will be governed by and construed under the laws of the State of Colorado without regard to principles of conflict of laws. The parties irrevocably consent to the exclusive jurisdiction and venue of the state and federal courts located in the City and County of Denver, Colorado, in connection with any action relating to this Warrant.

8.6	Successors and Assigns. The terms and conditions of this Warrant shall inure to the benefit of and be binding on the respective successors and assigns of the parties.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

Bullfrog Gold Corp.

By: ________________

Name: ________________

Title: ________________

Exhibit A - NOTICE OF CASH EXERCISE

To:           Bullfrog Gold Corp.

The undersigned hereby irrevocably elects to purchase [________] shares of $0.0001 per share par value common stock of Bullfrog Gold Corp. (the “Company”) issuable on the exercise of the attached Warrant and requests that certificates for these shares be issued in the name of and delivered to the address of the undersigned, at the address stated below and, if the number of shares set out in this notice are not all the shares that may be purchased pursuant to the attached Warrant, that a new Warrant evidencing the right to purchase the balance of the shares be registered in the name of, and delivered to, the undersigned at the address stated below. The undersigned agrees with and represents to the Company that the shares of the common stock of the Company are acquired for the account of the undersigned for investment purposes only and not with a view to resale or distribution in any manner that is in violation of the Securities Act of 1933, as amended (the “Securities Act) or any applicable state securities laws.

[Payment enclosed in the amount of $______.]

[Company Debt cancelled in the amount of $______.]

Dated: ________________

Name of Holder of Warrant:

(please print)

Address:

Signature:

Schedule 8

Bullfrog Group Structure Diagram

Bullfrog Gold Corp (Delaware)

100%

Standard Gold Corp. (Nevada)

Schedule 9

Guarantor Assumption Agreement

Clauses 1.1 (Definitions) and 13.17 (Guarantor Accession)

Date ►

This deed poll is made by
Guarantor	Bullfrog Gold Corp. a corporation existing under the laws of Delaware of 897 Quail Run Drive, Grand Junction, CO 81505, United States of America
Background
1      Under the facility agreement dated [Insert details] between Standard Gold Corp. (as Borrower), Bullfrog Gold Corp. (as Guarantor), RMB Australia Holdings Limited (as Financier) and RMB Resources Inc. (as Agent)(Facility Agreement), a person may become a Guarantor by execution of this deed.
2      The New Guarantor wishes to become a Guarantor on the terms and conditions set out in this deed poll.

This deed witnesses

1	Interpretation

(a)	Words and phrases defined in the Facility Agreement have the same meaning when used in this deed poll.

(b)	In this deed poll, Existing Guarantor has the meaning set out below.

Term	Meaning
Existing Guarantor	each person which is a Guarantor under the Facility Agreement at the time of execution of this deed poll.

2	Guarantee

In consideration of, among other things:

(a)	forbearance by the Financier to require repayment of the Secured Moneys in full; and

(b)	the payment to the Guarantor of $10 (receipt of which is acknowledged),

the Guarantor jointly and severally with each Existing Guarantor irrevocably and unconditionally guarantees to the Financier the payment of the Secured Moneys on the terms contained in the Facility Agreement (including clause 13 of the Facility Agreement).

3	Representations and warranties

The Guarantor represents and warrants to, and for the benefit of the Financier, as set out in clauses 8.1 and 8.2 of the Facility Agreement, on the basis that:

(a)	each reference to a Transaction Party in clauses 8.1 and 8.2 of the Facility Agreement includes a reference to the Guarantor;

(b)	each reference to a Transaction Document includes this deed and each other Transaction Document to which the Guarantor is a party; and

(c)	clauses 8.3 and 8.4 of the Facility Agreement apply to this clause 3 as if set out in full.

4	Status of Guarantor

The Guarantor agrees that it irrevocably becomes a ‘Guarantor’ and a ‘Transaction Party’ as defined in, and for all purposes under, the Facility Agreement as if named in and as a party to the Facility Agreement, and accordingly is bound by the Facility Agreement as a Guarantor and a Transaction Party.

5	Governing law

This deed poll is governed by the laws of Colorado, United States of America.

6	Benefit of deed poll

This deed poll is given in favour of and for the benefit of:

(a)	the Financier; and

(b)	each Transaction Party,

under the Facility Agreement and their respective successors and permitted assigns.

7	Address for notices

The details for the Guarantor for service of notices are:

Address:	897 Quail Run Drive, Grand Junction CO 81505

Attention:	David Beling

Email:	dave@bullfroggold.com

8	Attorneys

Each of the attorneys executing this deed poll states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

Executed as a deed poll

Guarantor

Signed sealed and delivered for [Type party name] by his/her/its attorney sign here ►
Attorney
print name
in the presence of

sign here ►
Witness
print name

Signing page

Executed as an agreement

Borrower

Signed for Standard Gold Corp. by its authorized signatories

sign here ►	/s/ David Beling
Authorized Signatory

print name	David Beling

sign here ►	/s/ Ty Minnick
Authorized Signatory

print name	Ty Minnick

Guarantor

Signed for Bullfrog Gold Corp. by its authorized signatories

sign here ►	/s/ David Beling
Authorized Signatory

print name	David Beling

sign here ►	/s/ Ty Minnick
Authorized Signatory

print name	Ty Minnick

Agent

Signed for RMB Resources Inc. by its authorized signatory

sign here ►	/s/ Richard A Winters
Authorized Signatory

print name	Richard A. Winters

title	President

Financier

Signed for RMB Australia Holdings Limited by its authorized officers

sign here ►	/s/ Gregory Gay
Director

print name	Gregory Gay

in the presence of

sign here ►	/s/ James Bennett
Secretary

print name	James Bennett